                                                                    Exhibit 99.1


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                               STOCK PURCHASE AGREEMENT


                                        AMONG


                           GRANITE BROADCASTING CORPORATION

                               PACIFIC FM INCORPORATED

                                   JAMES J. GABBERT

                                         AND

                                  MICHAEL P. LINCOLN








                                     dated as of


                                   October 3, 1997









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

                                  TABLE OF CONTENTS

                                                                        Page

1.  Definitions  ......................................................  2
    1.1    Defined Terms  .............................................  2
    1.2    Accounting Terms  .......................................... 18
    1.3    Other Definition Provisions  ............................... 18

2.  Purchase of Shares, Purchase Price, Method of Payment and Option to
    Require Purchase of Additional Shares  ............................ 18
    2.1    Purchase of Shares  ........................................ 18
    2.2    Consideration; Proration; Allocation of Purchase Price  .... 19
           2.2.1     Purchase Price  .................................. 19
           2.2.2     Prorations  ...................................... 19
           2.2.3     Manner of Determining Prorations  ................ 20
           2.2.4     Payment of Purchase Price  ....................... 23
           2.2.5     Allocation of Purchase Price/Appraisal  .......... 24
    2.3    Accounts Receivable  ....................................... 24
    2.4    Assumption of Obligations  ................................. 26
           2.4.1     Limitation on Obligations of Buyer  .............. 26
           2.4.2     Retained Obligations Relating to KOFY  ........... 26
           2.4.3     Substitution Where Not Transferable  ............. 27
    2.5    Option to Require Purchase of Additional Shares  ........... 28
           2.5.1     Put Option  ...................................... 28
           2.5.2     Documentation and Closing  ....................... 28
           2.5.3     Assignment  ...................................... 29

3.  FCC Consent  ...................................................... 29
    3.1    Application and Request  ................................... 29
    3.2    Final Order  ............................................... 30

4.  Representations and Warranties Relating to Pacific  ............... 31
    4.1    Organization and Standing  ................................. 32
    4.2    Authorization and Binding Obligations  ..................... 32
    4.3    No Contravention; Consents  ................................ 33
           4.3.1     No Contravention  ................................ 33
           4.3.2     Consent  ......................................... 34
    4.4    Capital Stock  ............................................. 34
           4.4.1     Outstanding Stock  ............................... 34
           4.4.2     Securities  ...................................... 35

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                                                                        Page

           4.4.3     No Commitments  .................................. 36
           4.4.4     Equity Holders; Subsidiaries  .................... 36
    4.5    Title to Assets  ........................................... 36
           4.5.1     Real Property  ................................... 36
           4.5.2     Personal Property  ............................... 37
           4.5.3     Assets Sufficient  ............................... 37
    4.6    Condition of Assets  ....................................... 37
    4.7    Licenses and Authorizations  ............................... 38
           4.7.1     Licenses  ........................................ 38
           4.7.2     Authorizations  .................................. 38
    4.8    Contracts  ................................................. 39
    4.9    Franchises, Trademarks and Trade Names  .................... 41
    4.10   ERISA  ..................................................... 41
           4.10.1    Employee Benefit Plans  .......................... 41
           4.10.2    Terminated Plans  ................................ 44
    4.11   Financial Statements; Liabilities  ......................... 46
           4.11.1    Financial Statements  ............................ 46
           4.11.2    Liabilities  ..................................... 47
    4.12   Litigation; Violations  .................................... 47
           4.12.1    Litigation  ...................................... 47
           4.12.2    Violations  ...................................... 48
    4.13   Complaints  ................................................ 48
    4.14   Reports  ................................................... 48
    4.15   No Misleading Statements  .................................. 49
    4.16   Affiliated and Recent Transactions  ........................ 49
           4.16.1    Affiliated Transactions  ......................... 49
           4.16.2    Recent Transactions  ............................. 49
    4.17   Taxes  ..................................................... 50
           4.17.1    Filing of Tax Returns  ........................... 50
           4.17.2    Payment of Taxes  ................................ 51
           4.17.3    Audits  .......................................... 51
           4.17.4    Tax Elections  ................................... 52
           4.17.5    FIRPTA  .......................................... 52
           4.17.6    Parachute Payments  .............................. 52
           4.17.7    Tax-Sharing Agreements  .......................... 52
           4.17.8    Collapsible Corporation  ......................... 53
           4.17.9    Disclosure Information  .......................... 53
    4.18   Environmental Matters  ..................................... 53
           4.18.1    Compliance  ...................................... 53
           4.18.2    Hazardous Materials  ............................. 53
           4.18.3    Claims  .......................................... 53

                                                                        Page

           4.18.4    USTs  ............................................ 54
           4.18.5    Studies; Investigations  ......................... 54
           4.18.6    Relevant Property  ............................... 54
    4.19   Labor  ..................................................... 54
           4.19.1    Labor Problems  .................................. 54
           4.19.2    Employees and Compensation  ...................... 55
    4.20   Cable Carriage  ............................................ 56
    4.21   Insurance  ................................................. 56
    4.22   Solvency; Net Worth  ....................................... 56
    4.23   Bank Accounts and Powers of Attorney  ...................... 57

5.  Representations and Warranties of Stockholders  ................... 57
    5.1    Organization and Standing  ................................. 57
    5.2    Authorization and Binding Obligations  ..................... 57
    5.3    No Contravention; Consents  ................................ 58
           5.3.1     No Contravention  ................................ 58
           5.3.2     Consent  ......................................... 59
    5.4    Ownership of Shares  ....................................... 59

6.  Representations and Warranties of Buyer  .......................... 59
    6.1    Organization and Standing  ................................. 59
    6.2    Authorization and Binding Obligations  ..................... 60
    6.3    No Contravention  .......................................... 60
    6.4    Litigation  ................................................ 61
    6.5    No Misleading Statements  .................................. 61
    6.6    Qualifications as Broadcasting Licensee  ................... 61
    6.7    Financial Capacity  ........................................ 62

7.  Conduct Pending Closing  .......................................... 62
    7.1    Pacific's and Stockholders' Covenants  ..................... 62
           7.1.1     Conduct of Business  ............................. 62
           7.1.2     Assets  .......................................... 62
           7.1.3     Inventory  ....................................... 62
           7.1.4     Employee Compensation and Benefits  .............. 62
           7.1.5     Organization, Etc.  .............................. 63
           7.1.6     Insurance  ....................................... 63
           7.1.7     Transfer of Broadcasting Assets  ................. 63
           7.1.8     Financial Statements; Pacing Reports  ............ 64
           7.1.9     Encumbrances  .................................... 65
           7.1.10    Litigation  ...................................... 65
           7.1.11    Agreements  ...................................... 66

                                                                        Page

           7.1.12    Consents and Approvals  .......................... 66
           7.1.13    Licenses  ........................................ 67
           7.1.14    Offers to Purchase  .............................. 67
           7.1.15    No Breach of Representations and Warranties  ..... 67
           7.1.16    Employee Notification Requirements  .............. 68
           7.1.17    Compliance with Laws  ............................ 68
           7.1.19    Tax Elections  ................................... 70
           7.1.20    No Violations  ................................... 70
           7.1.22    No Changes  ...................................... 71
           7.1.23    Excluded Pacific Assets and Excluded Pacific
                     Liabilities  ..................................... 72
           7.1.24    Delivery of Supplement  .......................... 72
           7.1.25    Film Contracts  .................................. 73
           7.1.26    Satisfaction of Funded Debt and Pre-Closing
                     Liabilities; Removal of Encumbrances  ............ 73
    7.2    Buyer's Covenants  ......................................... 74
           7.2.1     Organization, Etc  ............................... 74
           7.2.2     Litigation  ...................................... 74
           7.2.3     No Breach of Representations and Warranties  ..... 74
           7.2.4     No Violations  ................................... 75
    7.3    Stockholders' Covenants  ................................... 75
           7.3.1     Organization, Etc.  .............................. 75
           7.3.2     Litigation  ...................................... 75
           7.3.3     No Breach of Representations and Warranties  ..... 76
           7.3.4     No Violations  ................................... 76
           7.3.5     Encumbrances; Transfers  ......................... 76

8.  Conditions Precedent to the Obligations of the Parties  ........... 76
    8.1    Conditions Precedent to the Obligation of Buyer  ........... 76
           8.1.1     FCC Consent  ..................................... 76
           8.1.2     Accuracy of Representations and Warranties  ...... 77
           8.1.3     Compliance with Agreement  ....................... 77
           8.1.4     No Obstructive Proceeding  ....................... 77
           8.1.5     Adverse Change  .................................. 79
           8.1.6     Consents  ........................................ 79
           8.1.7     Officers' Certificates  .......................... 79

                                                                        Page

           8.1.8     Authorization  ................................... 80
           8.1.9     Opinions of Counsel  ............................. 80
           8.1.10    Certifications  .................................. 80
           8.1.11    HSRA Waiting Period  ............................. 80
           8.1.12    Copies of Documents  ............................. 80
           8.1.13    FIRPTA Affidavits  ............................... 81
           8.1.14    Conditions to Closing  ........................... 81
           8.1.15    Title Insurance Policies  ........................ 81
           8.1.16    Proceedings  ..................................... 81
           8.1.17    Delivery of Instruments of Conveyance and
                     Transfer  ........................................ 82
           8.1.18    Stockholders Non-Competition Agreements  ......... 82
           8.1.19    Assignment and Assumption Agreement  ............. 82
           8.1.20    WB Agreement  .................................... 83
    8.2    Conditions to Obligations of Pacific  ...................... 83
           8.2.1     FCC Consent  ..................................... 83
           8.2.2     Accuracy of Representations and Warranties  ...... 83
           8.2.3     Compliance with Agreement  ....................... 83
           8.2.4     No Obstructive Proceeding  ....................... 84
           8.2.5     Proceedings  ..................................... 85
           8.2.6     Opinion of Counsel  .............................. 85
           8.2.7     HSRA Waiting Period  ............................. 85
           8.2.8     Authorizations  .................................. 85
           8.2.9     Payment  ......................................... 86
           8.2.10    Officer's Certificate  ........................... 86

9.  Instruments of Conveyance and Transfer; Closing Certificates  ..... 86
    9.1    Instruments of Conveyance and Transfer of Shares  .......... 86
    9.2    Closing Certificates  ...................................... 86
           9.2.1     Certificate of Incorporation  .................... 86
           9.2.2     Pacific's Subsidiaries Articles of
                     Incorporation  ................................... 87
           9.2.3     Good standing Certificates  ...................... 87

10. Employees.  ....................................................... 87
    10.1   Pacific's Termination  ..................................... 87
    10.2   Continued Employment; Prorations  .......................... 87

                                                                        Page

           10.2.1    Right to Continue Employment  .................... 87
           10.2.2    Cooperation  ..................................... 88
           10.2.3    Accrued Compensation  ............................ 88
    10.3   No Liability for Employee Plans  ........................... 88
           10.3.1    Amendment to Plans  .............................. 88
           10.3.2    Assumption of Plan Liability by Stockholder Co. .. 89
           10.3.3    No Liability  .................................... 89
    10.4   Indemnity  ................................................. 89

11. Risk of Loss; Casualty or Condemnation  ........................... 90
    11.1   Risk of Loss  .............................................. 90
    11.2   Casualty  .................................................. 90
    11.3   Repair Parameters  ......................................... 92
    11.4   Condemnation  .............................................. 92
    11.5   Failure of Broadcast Transmission  ......................... 93

12. Books and Records  ................................................ 93

13. Possession and Control of KOFY  ................................... 95

14. Brokers  .......................................................... 95

15. Survival; Indemnification  ........................................ 96
    15.1   Survival  .................................................. 96
    15.2   Stockholders' Indemnification - Breaches  .................. 97
    15.3   Stockholders' Indemnification - Liabilities  ............... 97
           15.3.1    Generally  ....................................... 97
           15.3.2    Taxes  ........................................... 98
    15.4   Stockholders' Satisfaction of Retained Liabilities  ........ 99
    15.5   Buyer's Indemnification  ................................... 99
           15.5.1  Breach  ............................................ 99
           15.5.2  Liabilities  .......................................100
    15.6   Limitation of Obligation  ..................................100
    15.7   Indemnification Claim  .....................................100
    15.8   Notice of Claim  ...........................................101
    15.9   Indemnitor's Obligations  ..................................103
    15.10  Date of Notice of Claim  ...................................103
    15.11  Consent of Indemnitee  .....................................103

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                                                                        Page

16. Hart-Scott-Rodino Filings  .......................................103

17. Environmental Assessment  ........................................104
    17.1   Phase I  ..................................................104
    17.2   Environmental Hazard  .....................................104
    17.3   Engineer's Findings  ......................................105

18. Termination  .....................................................105
    18.1   Termination  ..............................................105
           18.1.1    Buyer  ..........................................105
           18.1.2    Pacific  ........................................105
           18.1.3    Mutual Consent  .................................106
           18.1.4    By Pacific Upon Breach  .........................106
           18.1.5    By Buyer Upon Breach  ...........................106
           18.1.6    Pacific or Buyer  ...............................106
           18.1.7    Other  ..........................................106
    18.2   Effects of Termination  ...................................106
           18.2.1    Survival  .......................................106
           18.2.2    Event of Termination  ...........................106
           18.2.3    Instructions to Escrow Agent  ...................107

19. Security Deposit  ................................................107

20. Confidentiality  .................................................107
    20.1   Stockholders Confidentiality  .............................107
    20.2   Buyer Confidentiality  ....................................108
    20.3   Specific Performance  .....................................109

21. Miscellaneous  ...................................................109
    21.1   Grace Period  .............................................109
           21.1.1    Default Grace Period  ...........................109
           21.1.2    Final Order Grace Period  .......................110
    21.2   Costs, Expenses, Etc.  ....................................110
    21.3   Further Assurances  .......................................111
    21.4   Notice of Proceedings  ....................................111
    21.5   Bulk Sales Law  ...........................................111
    21.6   Notices  ..................................................112
    21.7   Headings and Entire Agreement; Amendment  .................113
    21.8   Waiver  ...................................................114
    21.9   Binding Effect and Assignment  ............................114
    21.10  Counterparts  .............................................114

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                                                                        Page

    21.11  Exhibits, Schedules and Attachments  ......................114
    21.12  Rights Cumulative  ........................................115
    21.13  Governing Law  ............................................115
    21.14  Severability  .............................................115
    21.15  Third Party Rights  .......................................115
    21.16  Press Releases  ...........................................116
    21.17  Specific Performance  .....................................116
    21.18  Right to Payments  ........................................116
    21.19  Certain Tax Matters  ......................................117
           21.19.1   Tax Periods Beginning on or Before the
                     Closing Date  ...................................117
           21.19.2   Refunds and Tax Benefits  .......................117
           21.19.3   Cooperation on Tax Matters  .....................118
           21.19.4   Tax Audits  .....................................119
           21.19.5   Tax Sharing Agreements  .........................120
           21.19.6   Certain Taxes  ..................................120
    21.20  Agent  ....................................................120
           21.20.1   Designation  ....................................120
           21.20.2   Power of Attorney  ..............................121
           21.20.3   Fees; Liability  ................................122
           21.20.4   Buyer Reliance  .................................122
           21.21     Concurrent Closing  .............................122



                                       EXHIBITS

Exhibit A        -   Form of Proration Statement
Exhibit B-1      -   Form of Opinion of Counsel to Pacific and Stockholders
Exhibit B-2      -   Form of Opinion of Counsel to Pacific and Stockholders
Exhibit C-1      -   Form of Non-Competition Agreement for James J. Gabbert
Exhibit C-2      -   Form of Non-Competition Agreement for Michael P. Lincoln
Exhibit D        -   Assignment and Assumption Agreement
Exhibit E        -   Form of Opinion of Buyer's Counsel
Exhibit F        -   Deposit Escrow Agreement
Exhibit G        -   Put Purchase Agreement

                                      SCHEDULES

Schedule 1-A     -   Owned and Leased Real Property
Schedule 1-B     -   Owned and Leased Tangible Personal Property of KOFY
Schedule 1-C     -   Network Affiliation Agreements and Other Operating
                     Contracts of KOFY
Schedule 1-D     -   Licenses, Permits and Authorizations of KOFY
Schedule 1-E     -   Franchises, Trademarks, Copyrights, etc. of KOFY
Schedule 1-F     -   Excluded KOFY Assets; Excluded Contracts
Schedule 4.3.2   -   Consents
Schedule 4.4     -   Equityholders and Subsidiaries of Pacific; Articles of
                     Incorporation and Bylaws of Pacific
Schedule 4.4.1   -   Agreement of Sale - Stock Participation Rights
Schedule 4.5.1   -   Real Estate Encumbrances
Schedule 4.5.2   -   Personal Property Encumbrances
Schedule 4.8     -   Altered Contracts
Schedule 4.10.1  -   Station Employee Benefit Plans
Schedule 4.10.2  -   Terminated Employee Benefit Plans
Schedule 4.11    -   Financial Statements of Pacific
Schedule 4.11.2  -   Liabilities
Schedule 4.12    -   Schedule of Litigation and Claims of Pacific
Schedule 4.16    -   Affiliated and Recent Transactions of Pacific
Schedule 4.17    -   Taxes
Schedule 4.18    -   Environmental Disclosures
Schedule 4.19    -   Employee Matters
Schedule 4.20    -   Cable Carriage
Schedule 4.21    -   Insurance
Schedule 4.23    -   Bank Accounts
Schedule 5.4     -   Ownership of Shares
Schedule 10.1    -   Terminated Employees

                           PURCHASE AND SALE AGREEMENT

    THIS AGREEMENT, dated as of September    , 1997, among GRANITE
BROADCASTING CORPORATION, a Delaware corporation ("Buyer"), PACIFIC FM INCORPORATED, ("Pacific" or "Seller"), and JAMES J. GABBERT and MICHAEL P. LINCOLN (collectively, the "Stockholders").

                                   WITNESSETH:

    WHEREAS, Pacific owns and operates, under license from the Federal Communications Commission (the "FCC"), television station KOFY, Channel 20, San Francisco, California and its auxiliary facilities ("KOFY"), including all of the Broadcasting Assets (as hereinafter defined);

    WHEREAS, Stockholders own all of the issued and outstanding capital stock of Pacific, consisting of 1,530 shares of Pacific Common Stock (the "Stockholders' Shares");

    WHEREAS, Buyer desires to purchase all of the outstanding capital stock of Pacific;

    WHEREAS, Stockholders desire to sell and assign fifty-one percent
(51%) of the outstanding capital stock of Pacific owned by Stockholders to Buyer, and to acquire a contractual right to require Buyer to purchase the remaining forty-nine percent (49%) thereof at the same price per share, all in accordance with the terms and conditions herein set forth; and

    WHEREAS, concurrently with the execution of this Agreement, Buyer is depositing in escrow a cash security deposit in the amount of $5,000,000 (the "Deposit"), which escrow shall be governed by the terms and conditions of the Escrow Agreement (as hereinafter defined).

    NOW, THEREFORE, in consideration of the premises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. Definitions. As used herein, the following terms shall have the following meanings:

         1.1  Defined Terms.

         "Accounts Receivable" means billed trade accounts receivable of Pacific as of the Effective Time for services rendered or products delivered or used on or prior to that time for the benefit of KOFY and listed on a Schedule to be delivered by Pacific to Buyer within five (5) business days after the Closing Date.

         "Accrued Pacific Taxes" means all Taxes of Pacific accruing during any tax period ending on or prior to the Closing Date, including but not limited to Taxes attributable to: (i) the direct or indirect transfer and assignment of the Excluded Pacific

Assets from Pacific and its Subsidiaries to Stockholder Co. and the assumption by Stockholder Co. of the Excluded Pacific Liabilities; and (ii) the distribution of the stock of Stockholder Co. from Pacific to the Stockholders.

         "Additional Shares" shall have the meaning set forth in Section
2.5 hereof.

         "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with," shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

         "Affiliated Transaction" has the meaning set forth in Section
4.16.1 hereof.

         "Agent" means James J. Gabbert, the agent for the Stockholders for purposes of this Agreement and the transactions contemplated hereby and any successor agent appointed in accordance with the terms of this Agreement.

         "Agreement" means this Stock Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Appraisal" has the meaning set forth in Section 2.2.5 hereof.

         "Broadcasting Assets" means all real, personal and mixed assets, both tangible and intangible (including the business of KOFY as a "going concern"), of every kind, nature and description whether or not carried or reflected on the books of KOFY or Pacific, owned, leased or held and used by or useful to Pacific in connection with the business and operations of KOFY, other than the Excluded Pacific Assets (as hereinafter defined), which are expressly excluded from the definition of Broadcasting Assets and shall be transferred to Stockholder Co. immediately prior to Closing, and except as otherwise provided in this Agreement, Broadcasting Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between the date hereof and the Closing Date, including, without limitation:

              (a) all real property, leasehold interests, estates and improvements of every kind and description, together with all buildings, structures and improvements of every nature located thereon, owned or held and used by Pacific in connection with the business and operations of KOFY as of the date hereof (which assets are expressly identified in Schedule 1-A hereto) and acquired between the date hereof and the Closing Date;

              (b) all broadcasting and other equipment, office furniture, fixtures, tapes, machinery, office materials and supplies, spare parts, tubes and other tangible personal property of every kind and description owned, leased or held and used by or useful to Pacific in connection with the business and operations of KOFY on the date hereof, including without limitation the assets set forth in Schedule 1-B hereto (which schedule shall indicate the age of, price paid for and carrying value of any and all capitalized broadcasting equipment), and any additions, improvements and replacements thereto between the date hereof and the Closing Date, together with all warranties, rights and claims relating to the assets listed in this paragraph (b);

              (c) all Contracts (as herein defined), and commitments relating to the business and operations of KOFY, other than Excluded Assets, on the date hereof, including without limitation those contracts, agreements and commitments set forth on Schedules 1-A (Owned and Leased Real Property of KOFY), 1-B (Owned and Leased Tangible Personal Property of
KOFY) and 1-C (Network Affiliation, Programming and Other Operating Contracts of KOFY) hereto (which Schedules shall also specify those Contracts which require third-party consent in connection with the transactions contemplated hereby), together with all contracts, agreements and commitments, that have been entered into between the date hereof and the Closing Date as expressly permitted by this Agreement;

              (d) (i) all KOFY Licenses and (ii) any other permits, licenses and authorizations issued or granted by any Governmental Authority or any other Person owned, leased or held and used by Pacific in connection with the business and operations of KOFY as of the date hereof and any applications therefor, as set forth in Schedule 1-D hereto, and any additions, renewals and extensions thereto between the date hereof and the Closing Date;

              (e) the books and records of KOFY or Pacific (other than those relating to the Excluded Pacific Assets);

              (f) all franchises, trademarks, patents, tradenames, service marks, promotional materials, slogans, intellectual property rights and interests, call letters, copyrights in literary property of any kind, know-how, jingles and privileges, if any, owned or held and used by Pacific in connection with the business and operations of KOFY as of the date hereof, including, without limitation, those set forth in Schedule 1-E hereto, and those acquired between the date hereof and the Closing Date;

              (g) all of Pacific's goodwill in and going concern value of KOFY; and

              (h) all of the Pacific's prepaid expenses useful by Buyer in the operation of KOFY after the Effective Time.

         "Buyer" has the meaning set forth in the recitals hereto.

         "Buyer's Employees" has the meaning set forth in Section 10.2.1 hereof.

         "Buyer's Representatives" has the meaning set forth in Section
20.2 hereof.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 - 9675, and the regulations thereunder, as in effect from time to time.

         "Claims" means any of the following that arise from or relate to the presence of Hazardous Materials in the Environment and pertain to Pacific or relate to Relevant Property, including the Broadcasting Assets, or, to the extent of Pacific's or Stockholders' knowledge, areas adjacent thereto: pending or threatened demands, suits or causes of action for damages, including but not limited to, those alleged to result from exposure to or injury from Environmental Conditions by any Person, including claims for personal injury or property damage of any kind; actual or threatened damages to natural resources; pending or threatened recovery of response costs (as defined in Section 104 of CERCLA and applicable state law), claims arising under the Toxic Substances Control Act, 15 U.S.C.
Section 2601 - 2671, and applicable state law, or administrative or judicial orders directing the performance of investigations, or response actions, as defined by Section 101 of CERCLA or applicable state law; allegations or notices regarding the Release or threat of Release of Hazardous Materials at, under, in or about any of the Relevant Property; allegations or notices regarding the unlawful use, generation, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Materials threat or any actual or alleged injury arising therefrom; claims for restitution, contribution or equitable indemnity from third parties or any Governmental Authority; fines, penalties or Encumbrances against property; injunctive relief; or other notices of violation from federal, state or local Governmental Authorities.


         "Closing" means the consummation of the purchase, assignment and sale of the shares of Pacific Common Stock as contemplated hereby.

         "Closing Date" means a time and business date to be selected by Buyer, which date shall occur between: (i) two business days after the date on which the conditions specified in Section 8 hereof shall have been met or waived by the beneficiary thereof; and (ii) subject to the provisions of
Section 21.1 hereof, July 1, 1998, unless Buyer and Pacific mutually agree to a different time and date.

         "Closing Place" means the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036 or such other place as the Buyer and Pacific may agree.

         "Code" means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, as in effect from time to time.

         "Company Voting Debt" has the meaning set forth in Section 4.4.1 hereof.

         "Condemnation Shortfall" has the meaning set forth in Section
11.4 hereof.

         "Contracts" has the meaning set forth in Section 4.8 hereof.

         "Controlled Group" means Pacific and any Person trade or business (whether or not incorporated) that is under common control (as defined in section 414(b) or (c) of the Code) with Pacific, any member of an affiliated service group (as defined in section 414(m) of the Code) that includes Pacific, and any entity that is treated as being under common control with Pacific under section 414(o) of the Code.

         "Date of Notice of Claim" has the meaning set forth in Section
15.10 hereof.

         "Deposit" has the meaning set forth in the Recitals hereto.

         "Effective Time" means 12:01 a.m. on the Closing Date.

         "Employee Plan" means any employee benefit plan, as defined in section 3(3) of ERISA (including, without limitation, defined benefit pension plans, defined contribution pension plans, and medical and other welfare plans), and any retirement, deferred compensation, medical, dental, cafeteria, stock purchase, stock option, savings, severance, bonus, incentive, vacation, or other benefit plan, agreement, program, or arrangement, whether or not subject to ERISA, whether written or oral, whether maintained for current employees, former employees, or retirees, and whether currently in effect or terminated or frozen.

         "Encumbrances" means all mortgages, security interests, pledges, claims, liens, charges, covenants, easements, rights of way, restrictions, encroachments, leases, occupancies, tenancies, options, preemptive purchase or other rights or any other encumbrances whatsoever.

         "Engineer" has the meaning set forth in Section 17.1 hereof.

         "Environment" means flora, fauna, soil, surface water, groundwater, drinking water, subsurface strata, or ambient air.

         "Environmental Hazard" has the meaning set forth in Section 17.2 hereof.

         "Environmental Law" means any law, regulation, policy, or order of or relating to the regulation or protection of human health, safety or the Environment or to Releases of Hazardous Materials into the Environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect from time to time.

         "Escrow Agreement" has the meaning set forth in Section 19 hereof.

         "Estimated Purchase Price" has the meaning set forth in Section
2.2.4 hereof.

         "Excluded Pacific Assets" means: (a) Accounts Receivable; (b) cash on hand and in bank accounts that relate exclusively to the operation of Pacific prior to the Closing Date; and (c) any Contract, Employee Benefit Plan, agreement or asset listed on Schedules 1-F or 4.10 or 4.10.2.

         "Excluded Pacific Liabilities" means all Liabilities (including Accrued Pacific Taxes), commitments or other obligations of KOFY, Pacific, Stockholders or any of their Affiliates or stockholders of any kind and nature, whether direct or indirect, absolute, accrued, contingent or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, other than Included Pacific Obligations.

         "EY" means Ernst & Young LLP.

         "FCC" has the meaning set forth in the recitals hereto.

         "FCC Applications" has the meaning set forth in Section 3.1 hereto.

         "FCC Consent" has the meaning set forth in Section 3.2 hereof.

         "Final Order" means an order of the FCC granting its consent to the applications referred to in Section 3.1 below, which order has become final. For purposes of this Agreement, "final" shall mean action by the
FCC: (a) which has not been vacated, reversed, stayed, set aside, annulled or suspended; (b) with respect to which no timely appeal, request for stay, or petition for rehearing, reconsideration or review by any Person or Governmental Authority or by the FCC on its motion, is pending; and (c) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion, has expired.

         "Financial Information" has the meaning set forth in Section 4.11 hereof.

         "Financial Statements" has the meaning set forth in Section 4.11 hereof.

         "Follow on Study" has the meaning set forth in Section 17.1 hereof.

         "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

         "Governmental Authority" means any court or federal, state, municipal or other governmental or quasi-governmental authority, department, commission, board, agency or instrumentality, foreign or domestic, or any employee or agent thereof.

         "Hazardous Materials" means (a) any petroleum or petroleum products (including crude oil or any fraction thereof), explosives, flammable, corrosive, infectious, carcinogenic, metagenic, or radioactive materials, asbestos in any form, urea, formaldehyde, foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs); or (b) hazardous or toxic wastes, or chemicals, substances, constituents, pollutants, contaminants or related materials, whether solids, liquids, or gases, which are now or hereafter defined or become regulated under Sections 101(14) or 101(33) of CERCLA;

RCRA; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 - 2671; the Safe Drinking Water Act, 42 U.S.C. Sections 300f - 300j-11; the Clean Air Act, as amended, 42 U.S.C. Sections 7401 - 7642; the Clean Water Act, 33 U.S.C. Sections 1251 - 1387; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 - 11050; or any other federal, state or local laws, regulations or policies relating to the Environment.

         "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, as in effect from time to time.

         "Included Pacific Obligations" has the meaning set forth in
Section 2.4.2.

         "Indemnitee" has the meaning set forth in Section 15.7 hereof.

         "Indemnitor" has the meaning set forth in Section 15.7 hereof.

         "Initial Recipient" has the meaning set forth in Section 21.18 hereof.

         "Insurance Deficiency" has the meaning set forth in Section 11.2 hereof.

         "KDIA-AM Applications" has the meaning set forth in Section 3.1 hereof.

         "KDIA-AM Licenses" means all licenses, permits and authorizations issued or granted by the FCC for the ownership and operation of KDIA-AM Oakland, California and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto between the date hereof and the Closing Date.

         "KNTV" means television station KNTV, Channel 11, San Jose,
California.

         "KOFY" has the meaning set forth in the recitals hereto.

         "KOFY Employees" has the meaning set forth in Section 4.19.2 hereto.

         "KOFY Licenses" means all licenses, permits and authorizations issued or granted by the FCC for the ownership and operation of KOFY and all applications therefor, all of which are listed in Exhibit 1-D hereto, together with any renewals, extensions or modifications thereof and additions thereto between the date hereof and the Closing Date.

         "Liabilities" means all obligations, indebtedness, commitments, and other items constituting "liabilities" under GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, including without limitation trade accounts payable, accrued liabilities for payroll and related expenses, film contract rights, obligations for borrowed money or for the deferred purchase price of property or services and any other known or unknown obligations or liabilities.

         "Material Adverse Effect" means any material and adverse effect upon the business, assets, prospects, liabilities, financial condition, rights or results of operations of KOFY, the Broadcasting Assets or Pacific, or upon the ability of Buyer, Stockholders or Pacific to perform in any material respect their respective obligations under this Agreement.

         "Notice of Claim" has the meaning set forth in Section 15.7 hereof.

         "Options" has the meaning set forth in Section 4.4.1 hereof.

         "Outside Closing Date" shall mean July 1, 1998.

         "Pacific" has the meaning set forth in the recitals hereto.

         "Pacific Benefit Plans" has the meaning set forth in Section 4.10 hereto.

         "Pacific Common Stock" has the meaning set forth in Section 4.4.1 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA.

         "Permitted Encumbrances" means (a) Encumbrances expressly identified as Permitted Encumbrances on Schedule 4.5.1 and approved by Buyer pursuant to Section 7.1.18 hereof and (b) Encumbrances expressly identified as Permitted Encumbrances on Schedule 4.5.2 hereto.

         "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, governmental or regulatory body or other entity.

         "Pre-Closing Incurred Obligations" has the meaning set forth in
Section 2.2.3(a) hereof.

         "Pre-Closing Paid Obligations" has the meaning set forth in
Section 2.2.3(a) hereof.

         "Prohibited Business" has the meaning set forth in Section 20.1 hereof.

         "Prohibited Transaction" has the meaning specified in Sections 406 through 408 of ERISA and Section 4975 of the Code.

         "Proper Recipient" has the meaning set forth in Section 21.18 hereof.

         "Prorated Obligations" has the meaning set forth in Section 2.2.3(a) hereof.

         "Proration Statement" has the meaning set forth in Section 2.2.3(a) hereof.

         "Purchase Price" has the meaning set forth in Section 2.2.1 hereof.

         "Put Option" has the meaning set forth in Section 2.5.1 hereof.

         "Put Purchase Agreement" has the meaning set forth in Section
2.5.2 hereof.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 - 6992K, and the regulations thereunder, as in effect from time to time.

         "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, any Relevant Property.

         "Relevant Property" has the meaning set forth in Section 4.18.6 hereof.

         "Remediation Cost" has the meaning set forth in Section 17.2 hereof.

         "Repair Cost" has the meaning set forth in Section 11.2 hereof.

         "Shares" means all of the issued and outstanding shares of Pacific Common Stock.

         "Step One AM Application" has the meaning set forth in Section
3.1 hereof.

         "Step Two AM Application" has the meaning set forth in Section
3.1 hereof.

         "Stockholder Co." means a direct wholly-owned subsidiary of Pacific, that shall be assigned all the Excluded Pacific Assets and assume all of the Excluded Pacific Liabilities prior to the Closing.

         "Stockholders" has the meaning set forth in the recitals hereto.

         "Stockholders' Shares" has the meaning set forth in the recitals hereto.

         "Study" has the meaning set forth in Section 17.1 hereof.

         "Subsidiary" means, with respect to any Person, any corporation or other entity, whether now existing or hereafter organized or acquired, of which securities or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

         "Substantial Portion" has the meaning set forth in Section 11.4 hereof.

         "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, including capital gains, income, estimated income, franchise, gross receipts, employment, license, payroll, excise, stamp, social security, Medicare, unemployment, real property, personal property, sales, use, transfer and withholding taxes, including interest, penalties and additions in connection therewith, whether disputed or not.

         "Tax Audit" has the meaning set forth in Section 21.19.4 hereof.

         "Title Policies" has the meaning set forth in Section 8.1.15 hereof.

         "Title Study Period" has the meaning set forth in Section 7.1.18 hereof.

         "Tower" has the meaning set forth in Section 4.6 hereof.

         1.2 Accounting Terms. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

         1.3 Other Definition Provisions. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

    2. Purchase of Shares, Purchase Price, Method of Payment and Option to Require Purchase of Additional Shares.

         2.1 Purchase of Shares. In accordance with the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing, Stockholders shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Stockholders, fifty-one percent (51%) of the shares of Pacific Common Stock owned by them, consisting of 780.3 shares of Pacific Common Stock, in the aggregate.

         2.2  Consideration; Proration; Allocation of Purchase Price.

              2.2.1 Purchase Price. The Purchase Price for the shares of Pacific's Common Stock to be sold and transferred pursuant to this Agreement shall be Seventy-Three Million Three Hundred Twelve Thousand Five Hundred Dollars ($73,312,500), subject to adjustment pursuant to Sections
2.2.2 and 2.2.3 below. At the Closing, Buyer will pay to Agent by wire transfer of immediately available federal funds (pursuant to wire instructions that Pacific shall deliver to Buyer prior to Closing) the Purchase Price, as adjusted pursuant to Sections 2.2.2 and 2.2.3 below, less the amount of the Deposit.

              2.2.2 Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses relating to the operation of KOFY. All expenses arising from the operations of KOFY and incurred by KOFY, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Broadcasting Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, employee compensation (including wages and salaries, accrued sick leave, severance pay and personal days) and similar prepaid and deferred items, shall be prorated between Pacific and Stockholders in accordance with the principle that Stockholders shall be responsible for all expenses, costs and liabilities allocable to the operations of KOFY for the period on or prior to and including the Effective Time, and Pacific shall be responsible for all expenses, costs and obligations allocable to the operations of KOFY for the period after the Effective Time as determined in accordance with
Section 2.2.3 below, subject to the following:

                   (a) There shall be no adjustment for, and Stockholders shall be solely liable with respect to, Liabilities and obligations under any Contracts listed on Schedule 1-F and under any Employee Benefit Plans and any other Excluded Pacific Liability.

                   (b) Payments due under film or programming license agreements for the month in which the Closing occurs shall be prorated based on the number of days in such month on or before the Effective Time and the number of days in such month after and including the Effective Time.

                   (c) There shall be no adjustment for any difference between the value of the goods or services to be received by Pacific as of the Effective Time under trade or barter agreements relating to KOFY and the value of any advertising time remaining to be run by Pacific as of the Effective Time under trade or barter agreements relating to KOFY; provided, however, that this provision shall not apply to barter arrangements that do not arise under programming contracts, and which pertain to goods or services to be retained by Shareholders after the Effective Date, which will be prorated.

              2.2.3 Manner of Determining Prorations. The Purchase Price, taking into account the adjustments and prorations outlined in
Section 2.2.2, shall be determined in accordance with the following procedures:

                   (a) Prorated Obligations. Pacific shall, no later than five (5) business days prior to the Closing Date, prepare a document (the "Proration Statement"), a copy of the form of which is attached as Exhibit A, listing by item, all of the expenses, costs, obligations and other Liabilities of KOFY of the type identified in Section 2.2.2 that are attributable solely to the operations of KOFY, either in whole or in part, during the period after the Effective Time but either payable in advance prior to the Effective Time or in arrears after the Effective Time ("Prorated Obligations"). For each Prorated Obligation, there shall be listed (i) the estimated aggregate amount thereof remaining to be paid after the Effective Time, (ii) the amount of such Prorated Obligation incurred by Pacific or attributable to operations of KOFY, on or prior to Effective Time ("Pre-Closing Incurred Obligations") and (iii) the actual amount paid by Pacific with respect to such Prorated Obligation on or prior to Effective Time ("Pre-Closing Paid Obligations"). Notwithstanding anything to the contrary contained herein, Prorated Obligations shall be expressly limited to those items listed on Exhibit A and amounts listed on the Proration Statement, with any obligations in excess of such amounts being Excluded Pacific Liabilities.

                   (b) Closing Adjustment. The Purchase Price paid to Stockholders shall be adjusted on an estimated basis in accordance with
Section 2.2.3(a) at Closing (with a final adjustment to be completed in accordance with Section 2.2.3(c) below): (i) upward by the amount, if any, by which Pre-Closing Paid Obligations exceed Pre-Closing Incurred Obligations; or (ii) downward by the amount, if any, by which, Pre-Closing Incurred Obligations exceed Pre-Closing Paid Obligations.

                   (c)  Post-Closing Adjustment.

                        (i) As promptly as possible after the Closing, but in any event not later than thirty (30) days after the Closing Date, Buyer shall deliver to Agent a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Section 2.2.3(b). Buyer's statement shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.2.3(b), and such other information as may be reasonably requested by Agent. If Stockholders dispute the amount of the Purchase Price determined by Buyer, Agent shall deliver to Buyer within thirty (30) days after their receipt of Buyer's statement a statement setting forth Stockholders' determination of the amount of the Purchase Price. If Agent notifies Buyer of Stockholders' acceptance of Buyer's statement, or if Agent fails to deliver its statement within the thirty-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the thirty-day period.

                        (ii) Buyer and Stockholders shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within thirty (30) days following the delivery of Pacific's statement pursuant to Section 2.2.3(c)(i), Buyer and Agent shall jointly designate an independent public accounting firm of national stature that has not been employed by any party hereto for the two years preceding the date of such designation, who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve the dispute. This accounting firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction.
Any fees of this firm shall be split equally between Buyer and Stockholders.

              2.2.4 Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows:

                        (a) Payment of Estimated Purchase Price at Closing. The Purchase Price, adjusted by the estimated Closing adjustments pursuant to Section 2.2.3(b), is referred to as the "Estimated Purchase Price." The Estimated Purchase Price shall be paid to Agent, at Closing, by wire transfer, in immediately available funds, less the amount of the Deposit.

                        (b)  Payments to Reflect Post-Closing Adjustments.

                        (i) If the Purchase Price as finally determined pursuant to Section 2.2.3(c) exceeds the Estimated Purchase Price, Buyer shall pay to Agent (for the benefit of the Stockholders), in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section 2.2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                        (ii) If the Purchase Price as finally determined pursuant to Section 2.2.3(c) is less than the Estimated Purchase Price, Stockholders shall pay to Buyer, in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section (c), the difference between the Purchase Price and the Estimated Purchase Price.

              2.2.5 Allocation of Purchase Price/Appraisal. For the purpose of determining the Accrued Pacific Taxes, Buyer shall, with expenses therefor to be borne fifty percent (50%) by Buyer and 50% by Stockholders cause an appraisal (the "Appraisal") to be performed of the value of the Excluded Pacific Assets, subject to the Excluded Pacific Liabilities, by a nationally known appraisal firm as Buyer and Pacific mutually designate, no later than twenty (20) days prior to the Closing Date. The parties agree that the Accrued Pacific Taxes will be calculated and paid in accordance with the Appraisal. If any taxing authority makes or proposes a valuation of the shares of Stockholder Co.'s stock that materially differs from the Appraisal, Buyer and Agent shall each have the right, at its election, to contest such taxing authority's determination, in accordance with Section 21.19.4.

         2.3 Accounts Receivable. As of the Closing Date, Stockholders appoint Buyer, as Stockholders' agent without compensation but without Liability except for willful misconduct, to collect the Accounts Receivable. Buyer shall account to Agent, and remit to Agent, the amounts collected during the period in respect of Accounts Receivable as follows:
(i) on or before the twentieth (20th) day of the second complete calendar month after the Closing Date, pay the amounts collected up to the end of the previous month; and (ii) on or before the twentieth (20th) day of each succeeding month, remit the amounts collected during the month previous thereto. With each remittance, Buyer shall furnish a statement of the amounts collected and the Persons from whom such amounts were collected. Buyer shall, unless the remittance or an Accounts Receivable debtor specifies otherwise (and such debtor disputes such account), apply all amounts it receives from or for the benefit of any Accounts Receivable debtor first to pay the oldest undisputed Accounts Receivable of such debtor before applying any of such amounts to pay any obligation of such debtor to Buyer arising during, or otherwise attributable to, the period after the Effective Time.

    Buyer's agency to collect the Accounts Receivable shall expire as of midnight on the 120th day following the Closing Date. Within fifteen (15) business days thereafter, Buyer shall remit to Agent the amounts collected from the Closing Date until the date thereof that remain in Buyer's possession. Upon expiration of the agency, Buyer shall turn over to Agent all documents and records evidencing the Accounts Receivable which were paid to Agent hereunder and which remain uncollected and Stockholders shall assume sole responsibility for collection of any remaining Accounts Receivable. Buyer shall use commercially reasonable collection efforts to collect the Accounts Receivable, but shall not be required to institute any legal proceedings to collect the Accounts Receivable or to otherwise incur any cost or obligations in respect thereof other than in the ordinary course of business. Stockholders shall have the right to take reasonably appropriate measures to collect any Accounts Receivable that are over sixty (60) days past due.

         2.4  Assumption of Obligations.

              2.4.1     Limitation on Obligations of Buyer.  Except for
Included Pacific Obligations, Buyer expressly does not, and shall not, assume or be deemed to have assumed, and Pacific shall not retain or be deemed to retain at Closing, under this Agreement or by reason of any transactions contemplated hereunder, any Liabilities or obligations of Stockholders, Pacific, KOFY or any of their Affiliates or stockholders of any nature whatsoever (including any Excluded Pacific Liabilities which shall be assumed by Stockholder Co. immediately prior to Closing).

              2.4.2 Retained Obligations Relating to KOFY. Subject to the provisions of Section 2.4.3 below, the following obligations shall be the only obligations or other Liabilities of Pacific not assumed by Stockholder Co. immediately prior to Closing (collectively, the "Included Pacific Obligations"):
(a) the obligations of Pacific arising subsequent to, and relating solely to, the operations of KOFY after the Effective Time, under, (i) all Contracts, commitments and leases of Pacific included in the Broadcasting Assets and set forth on Schedules 1-A, 1-B and 1-C in effect as of the date hereof, and (ii) all Contracts, commitments, leases and amendments, renewals and other modifications thereof that are entered into by Pacific in connection with KOFY between the date hereof and the Closing Date as expressly permitted by and subject to the terms of this Agreement; (b) any other Prorated Obligations which accrued prior to the Effective Time to the extent that the Purchase Price has been reduced therefor in accordance with Section 2.2 hereof; and (c) any other Prorated Obligations which accrue after the Effective Time. It is understood and agreed that Included Pacific Obligations shall not include trade or other accounts payable, accrued payroll, employee sales commissions, payroll taxes, or unemployment taxes, that are not Prorated Obligations, any obligations relating to any funded or other indebtedness or under Employee Benefit Plans, collective bargaining agreements, Accrued Pacific Taxes or any other Excluded Pacific Liabilities.

              2.4.3 Substitution Where Not Transferable. If Stockholders or Pacific shall be unable, on or prior to the Closing, to obtain any consent required in connection with the transactions contemplated hereby under any Contract (included in the Broadcasting Assets), then Stockholders, Pacific and Buyer will cooperate to enter into a reasonable arrangement designed to enable Pacific to perform its obligations thereunder, and to provide for the retention of Pacific of the benefits, risks and burdens of, any such Contract, including enforcement at the cost and for the account of Pacific of any and all rights of Pacific against the other party thereto arising out of the future cancellation thereof after the Effective Time by such other party; provided, that, neither Buyer nor Pacific shall be required to enter into, or to accept as a substitute for performance by Stockholders hereunder, any arrangement which would impose any additional cost, expense or

Liability on Buyer or Pacific, or would deprive Buyer or Pacific of any benefits or profits contemplated under such Contract.

         2.5 Option to Require Purchase of Additional Shares. With respect to the balance of the Stockholders' Shares, representing forty-nine percent (49%) thereof and consisting of 749.7 shares (the "Additional Shares"), the parties agree as follows:

              2.5.1 Put Option. Stockholders shall have the right, but not the obligation, to require that Buyer purchase all, but not less than all, of the Additional Shares for a purchase price of Seventy Million Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($70,437,500), not subject to adjustment as is the price for the fifty-one percent (51%) shareholding being sold hereunder. Such option (the "Put Option") shall be exercisable by written notice delivered to Buyer at any time at least ten (10) days prior to the Closing.
              2.5.2 Documentation and Closing. In the event that Stockholders exercise such Put Option, the sale and purchase of the Additional Shares shall be documented by a Stock Purchase Agreement, or, if the Additional Shares shall be owned by more than one seller, by a Stock Purchase Agreement for each seller, substantially in the form attached hereto as Exhibit G (the "Put

Purchase Agreement"). Closing of such transaction shall, as provided in Exhibit G, occur contemporaneously with the Closing hereunder. Buyer's obligation to purchase the Additional Shares is conditioned upon the simultaneous closing of the purchase of the fifty-one percent (51%) shareholding being sold hereunder.

              2.5.3 Assignment. This option to require purchase of the Additional Shares may be assigned by Stockholders to any subsequent holders of the Additional Shares; provided, however, that such option may not be exercised except as to all of the Additional Shares.

         3.   FCC Consent.

              3.1 Application and Request. Within fifteen (15) business days after the execution of this Agreement: (a) Buyer, Stockholders and Pacific shall file with the FCC complete and accurate applications requesting the consent of the FCC to the transfer of control of Pacific from Stockholders to Buyer or its permitted assignee as contemplated herein (the
"FCC Applications"); and (b) (i) Pacific and Stockholder Co. shall file with the FCC complete and accurate applications requesting consent to the assignment of all the KDIA-AM Licenses from Pacific to Stockholder Co. (the "Step One AM Application") and (ii) Stockholder Co. and Stockholders shall file with the FCC complete and accurate applications requesting consent to the transfer of control of Stockholder Co. from Pacific to the Stockholders of Pacific contingent upon approval and consummation of the Step One AM Application (the "Step Two AM Application" and collectively with the Step One AM Application, the "KDIA-AM Applications"). Buyer and Pacific shall each pay one half of all FCC filing fees in connection with the FCC Applications. Buyer, Stockholders and Pacific shall, with respect to the FCC Applications, and Pacific, Stockholders and Stockholder Co. shall, with respect to the KDIA-AM Applications, diligently take, or cooperate in the taking of, all necessary, desirable and proper actions, provide any additional information reasonably required or requested by the FCC, and otherwise use commercially reasonable efforts to obtain promptly the requested approval of the FCC Applications and the KDIA-AM Applications by the FCC. Buyer, Stockholders and Pacific shall oppose any petitions to deny or other objections filed with respect to the FCC Applications; provided, however, that neither Buyer, Stockholders, nor Pacific shall have any obligation to participate in an evidentiary hearing on the FCC Applications. At Buyer's option, Buyer, Stockholders and Pacific shall appeal or otherwise seek review of any action of the FCC denying the FCC Applications, by filing an appropriate request for appeal or review with the FCC or a court of competent jurisdiction, as the case may be.

              3.2 Final Order. The consummation of the transactions contemplated by this Agreement is conditioned upon: (a) the issuance by the FCC (including, for purposes hereof, the FCC staff acting under delegated authority) of an order or other action approving the (i) FCC Applications and consenting to the transfer of control of Pacific from Stockholders to Buyer or assignee approved by Stockholders, with such approval not unreasonably to be withheld (the "FCC Consent"), (ii) the KDIA-AM Applications, and compliance by the parties hereto with the conditions imposed in said orders (provided that neither Buyer nor Pacific shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a materially adverse effect upon it); and (b) the FCC Consent having become a Final Order; provided, however, that condition (b) may be waived by written notice from Buyer to Pacific at any time after an FCC Consent is obtained from the FCC. If either Pacific or Buyer are required by the FCC to participate in an evidentiary hearing on the FCC Applications, such party, or if the FCC Applications are denied, either Pacific or Buyer, at its option, by written notice of termination to the other parties, may terminate this Agreement without liability on the part of such party other than liability for indemnification pursuant to Section 15 hereof; provided, however, that the terminating party may not so terminate this Agreement if it or any of its stockholders or Affiliates are in material default under any provision of this Agreement, or if the conditions described in this Section 3.2 have been met prior to the delivery of written notice of termination.

         4.   Representations and Warranties Relating to Pacific.
Stockholders, jointly and severally, represent, warrant and covenant to Buyer that, as of the date hereof:

              4.1  Organization and Standing.  Each of Pacific and its
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (b) has full corporate power and authority to own, lease and use its properties and to conduct its business and operations as now being conducted and proposed to be conducted under existing agreements and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; (c) is duly qualified to do business in every jurisdiction in which the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. None of the Broadcasting Assets are held by, and none of the business or operations of KOFY are conducted through, any corporation or Person other than Pacific. Since 1992, Pacific's and its Subsidiaries' sole business and operations have consisted solely of the ownership and operation of KOFY, radio stations KDIA-AM and KOFY-AM, and air charter company New Century Aviation.

              4.2 Authorization and Binding Obligations. The execution, delivery and performance by Pacific of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Pacific pursuant hereto or in connection herewith have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Pacific, and constitute valid and binding agreements of Pacific enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. The individual signing on behalf of Pacific has the legal power, authority and capacity to bind Pacific.

              4.3  No Contravention; Consents.

                   4.3.1 No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Pacific and Stockholders do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Articles of Incorporation or bylaws of Pacific or any of its Subsidiaries; (b) result in the breach of any of the terms of, constitute a default under, conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any agreement, license, permit or other instrument to which Pacific or any of its Subsidiaries is a party or by which Pacific, any of its Subsidiaries or any of their property is bound or affected, or result in the creation of any Encumbrance upon any of the assets of Pacific or any of its Subsidiaries, including any of the Broadcasting Assets and the KOFY Licenses;
(c) violate, result in the breach of, or conflict with, any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules, or judgments applicable to Pacific, any of its Subsidiaries or any of their assets, including the Communications Act.

              4.3.2 Consent. Except as set forth in Schedule 4.3.2, no consent, waiver, authorization or approval from, or filing of any notice or report with, any Governmental Authority or other Person is necessary in connection with the execution, delivery or performance by Pacific or any of its Subsidiaries of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

         4.4  Capital Stock.

              4.4.1 Outstanding Stock. The authorized capital stock of Pacific consists solely of 12,000 shares of common stock, par value $10.00 per share ("Pacific Common Stock"). As of the date hereof and as of the Closing, the only issued and outstanding capital stock of Pacific is, and will be, the Shares, which consist of 1,530 shares of Pacific Common Stock. No shares of Pacific Common Stock are held in Treasury and no shares of Pacific Common Stock are reserved for issuance. All of the issued and outstanding shares of Pacific Common Stock are validly issued, fully paid and nonassessable, have the rights, powers and preferences set forth in Pacific's Articles of Incorporation and Bylaws, true and correct copies of which are attached hereto as Schedule 4.4, and have been offered, issued, sold and delivered by Pacific in compliance with applicable federal and state securities laws. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Pacific's or its Subsidiaries' stockholders may vote ("Company Voting Debt") are issued or outstanding. Except as provided in Schedule 4.4.1, there are no outstanding subscriptions, options, warrants, preemptive or other rights (including "phantom" stock rights), contracts, commitments, understandings or arrangements relating to any of the capital stock, interests or other securities of Pacific or any of its Subsidiaries, including (a) any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options") obligating Pacific or any of its Subsidiaries to issue or sell any Company Voting Debt, shares of capital stock or other securities of Pacific or its Subsidiaries or to grant, extend or enter into any Option with respect thereto or (b) any agreement or commitment regarding any right of first refusal or right to receive notification of the transactions contemplated hereby or obligating Pacific or any of its Subsidiaries to make any payments pursuant to any stock based or stock related plan or award.

              4.4.2 Securities. All of the outstanding beneficial interests of each Subsidiary of Pacific are owned, beneficially and of record, by Pacific free and clear of any

Encumbrances. There are no (a) outstanding options, agreements or other arrangements obligating Pacific or any of its Subsidiaries to issue or sell any beneficial or other ownership interest of any Subsidiary of Pacific or to grant, extend or enter into any such option, agreement or arrangement or (b) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than Pacific with respect to the voting of or the right to participate in dividends or other earnings on any beneficial or other ownership interest of Pacific or any Subsidiary of Pacific.

              4.4.3 No Commitments. Except as provided in Schedule 4.4.1, there are no outstanding contractual obligations of Pacific or any Subsidiary of Pacific to repurchase, redeem or otherwise acquire any shares of Pacific Common Stock or any beneficial or other ownership interest of any Subsidiary of Pacific or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Pacific or any other Person.

              4.4.4     Equity Holders; Subsidiaries.  Set forth on Schedule
4.4 hereto is a list of (a) all of the holders of equity of Pacific and the amount and type of equity held by each such equityholder and (b) all Subsidiaries of Pacific. Neither

Pacific, nor any of its Subsidiaries, has any other investments in the securities of any other Person.

         4.5  Title to Assets.

              4.5.1     Real Property.

                        (a) Pacific has good and marketable fee simple or leasehold title to all of its real property, free and clear of all Encumbrances, except for and subject only to: (i) liens for real estate and other taxes not yet due and payable; and (ii) those matters set forth in Schedule 4.5.1, including the leases listed thereon, none of which is violated by existing structures or their use and none of which materially impairs or pursuant to its terms would materially impair the present operations of KOFY or the present use of such property.

                        (b)  Schedule 1-A sets forth and accurately describes:
(i) all real estate owned and leased by Pacific; and (ii) the nature of the right, title or interest Pacific has in such real estate. There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of such real property or any assignments or sublets thereunder other than as set forth on Schedule 1-A.

              4.5.2 Personal Property. Pacific has good and marketable title to all tangible personal property included in the

Broadcasting Assets, in each case free and clear of all Encumbrances, except for and subject only to: (a) liens for taxes not yet due or payable; and (b) the liens set forth in Schedule 4.5.2.

              4.5.3 Assets Sufficient. The Broadcasting Assets include all assets that are used in, and/or necessary to conduct the business and operations of KOFY as presently conducted and as contemplated to be conducted on the Closing Date.

         4.6 Condition of Assets. The Broadcasting Assets that are currently used in the operation of KOFY are in Pacific's possession and in good operating condition and repair, ordinary wear and tear excepted, are suitable for the uses and purposes for which they are being used or intended, and are in material compliance with all applicable federal, state and local laws, ordinances and regulations, including the Communications Act, and Pacific has no knowledge or has received any notice that its properties and/or assets or the present use thereof are in violation of applicable statutes, ordinances and regulations.

    Without in any way limiting the foregoing, to the best of Pacific's and Stockholders' knowledge, the Tower is in conformance in all respects with generally accepted engineering standards of the television broadcasting industry applicable to transmission towers and all FCC requirements. Neither Pacific nor any Stockholder has any knowledge of any defect or any condition relating to the Tower that would or may affect the proper anchoring or securing thereof, the structural soundness thereof, or the conformance thereof in all respects with generally accepted engineering standards of the television broadcasting industry applicable to transmission towers and FCC requirements.

         4.7  Licenses and Authorizations.

              4.7.1 Licenses. Schedule 1-D hereto contains a true and complete list of all KOFY Licenses, and all other licenses, permits and authorizations issued under federal (including the Communications Act), state or local law of Pacific and its Subsidiaries. Pacific is the authorized and legal holder of all of the foregoing.

                   4.7.2 Authorizations. The KOFY Licenses and all other items identified in Section 4.7.1 were validly issued, are valid and in full force and effect, and have been complied with in all material respects and no investigation, notice of investigation, violation, order, complaint, action or other proceeding is pending or, to the knowledge of Pacific or Stockholders, threatened before the FCC or any other Governmental Authority to revoke, refuse to renew or modify such FCC licenses or other authorizations or which could in any manner threaten or adversely affect the KOFY Licenses or KOFY's operations as presently conducted. No event has occurred that permits, or after notice or lapse of time would permit, the revocation or termination of the KOFY Licenses or such other authorizations or the imposition of any restriction thereon of such a nature as may materially limit the business or operations of KOFY as now conducted. Pacific has no reason to believe that the KOFY Licenses will not be renewed in the ordinary course.

         4.8 Contracts. Schedules 1-A, 1-B, 1-C, 1-F and 4.10 hereto, contain a true and complete list of all contracts, leases, national and local advertising representation agreements, employment agreements, programming contracts and other agreements and commitments of every nature as of the date hereof, written or otherwise, constituting part of the Broadcasting Assets or the Included Pacific Liabilities or otherwise relating to KOFY (collectively the "Contracts"). Neither Pacific, any of its Subsidiaries, nor, to the best of Pacific's knowledge, any other party to the Contracts, is now, or shall be as of the Closing, in default under any of the Contracts, and no event, occurrence or condition exists which with the giving of notice, lapse of time, or both, or the happening of any further event or condition, would become a default thereunder. Neither Pacific nor any of its Subsidiaries has not released or waived (by action or inaction) any of its rights under any of the Contracts. All such Contracts are in full force and effect and valid and binding and enforceable against the parties thereto in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally. Neither Pacific nor any of its Subsidiaries has assigned any of its rights under any of the Contracts or is in any way restricted from enforcing its rights thereunder. True and complete copies of all Contracts (or accurate descriptions of any verbal Contracts) and all amendments and modifications thereto have been delivered or made available to Buyer. Except as set forth on Schedule 4.8 hereto, Pacific has not amended, or otherwise altered the payment terms of or under, any Contract. Pacific has the right to the quiet enjoyment and unencumbered use of all of its leased real and personal property relating to KOFY in accordance with the terms of the lease agreements governing such leased real or personal property, provided that it fulfills its obligations to be performed thereunder. Except for the need to obtain the Consents listed on
Schedule 4.3.2, Stockholders and Pacific have full legal power and authority to consummate the transactions contemplated by this Agreement and the consummation thereof will not affect the validity, enforceability or continuation of any of the Contracts.

         4.9 Franchises, Trademarks and Trade Names. All franchises, trademarks, patents, tradenames, intellectual property rights and interests, service marks, know-how, call letters, telephone numbers, copyrights in literary property of any kind, jingles and privileges held by Pacific or any of its Subsidiaries with respect to KOFY are set forth on Schedule 1-E hereto (including a description thereof and except as noted on said Schedule 1-E), are owned by Pacific or licensed for its use and are valid and in full force and effect. To the knowledge of Pacific, the ownership and operation by Pacific of KOFY and the other assets utilized in connection with its other businesses and operations, as presently owned and operated, do not infringe upon or conflict in any respect with any franchise, patent, trademark, tradename, service mark, brand name, copyright or other intellectual property rights or interests of any other Person and no other Person is infringing upon any such rights of Pacific or its Subsidiaries.

         4.10 ERISA.

              4.10.1 Employee Benefit Plans. Schedule 4.10.1 hereto lists all Employee Benefit Plans of Pacific and any member of the Controlled Group or to which Pacific or any member of the

Controlled Group is obligated to contribute (collectively, the "Pacific
Benefit Plans"). None of the Pacific Benefit Plans, which is not a qualified plan exempt from income taxation, provides or promises benefits to ex-employees (including retirees) of Pacific or any member of the Controlled Group or their dependents and beneficiaries except as specifically required under the Code, with respect to continuation of coverage. All of such Pacific Benefit Plans have been operated in accordance with their terms, and all of such Pacific Benefit Plans that are nonmultiemployer plans, and that are subject to the terms of ERISA, the Code, or other statues, laws, ordinances, codes, rules and regulations comply in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and regulations, as applicable, and, in the case of each such Employee Benefit
Plan which is a qualified plan exempt from income Taxes, a determination has been received from the appropriate District Director of Internal Revenue that such plan is qualified under Section 401(a) of the Code and the trust created thereunder, if any, is exempt from federal Taxes under Section 501(a) of the Code. No such Pacific Benefit Plan has incurred any accumulated funding deficiency (within the meaning of ERISA or the Code) and neither Pacific nor any member of the Controlled Group has any Liability or potential Liability on account of an accumulated funding deficiency with respect to any Pacific
Benefit Plan. There has been no transaction involving any Pacific Benefit Plan which is a "prohibited transaction" under ERISA or the Code in connection with which Pacific or any member of the Controlled Group would be subject to Liability under ERISA or any Tax Liability imposed by the Code, or which would subject any such Pacific Benefit Plan, Pacific or any member of the Controlled Group to a penalty under ERISA, the Code or any other statute, law, ordinance, code, rule or regulation. Where applicable, Pacific and each member of the Controlled Group have paid all premiums due to the PBGC with respect to each such Pacific Benefit Plan, and no other Liability to the PBGC has been incurred by Pacific or any member of the Controlled Group. There has been no complete or partial termination of any Pacific Benefit Plan, nor has there been any "reportable event" as such term is defined in Section 4043(b) of ERISA and the regulations promulgated thereunder with respect to any Pacific Benefit Plan.

    None of the Pacific Benefit Plans provides for additional or accelerated payments or other consideration to be made on account of the transactions contemplated hereby. No suit, action, claim, proceeding, investigation or arbitration has been made or instituted or, to the best knowledge of Pacific or any of the

Stockholders threatened, with respect to any of Pacific Benefit Plan or any assets thereof.


    All contributions or payments required to be made to any Pacific Benefit Plans by their terms or by law and any relevant collective bargaining agreement(s), before or after the Closing Date, with respect to all periods or events occurring on or prior to the Closing Date (including all insurance premiums) have been properly paid or accrued on the books of account of Pacific prior to the Closing Date.

    Neither Pacific nor any member of the Controlled Group is subject to any asserted or unasserted withdrawal or other Liability under Title IV of ERISA or potentially secondarily liable for any withdrawal or other Liability under Title IV of ERISA.

    True, complete and accurate copies of the documents setting forth the terms of each Pacific Benefit Plan listed on Schedule 4.10.1 hereto, including, without limitation, plans, agreements, amendments, trusts and all related contracts and other agreements and, where applicable, copies of the plans': (a) most recent summary plan descriptions and modifications thereto; (b) notices distributed to employees, consultants, agents, dependents and other beneficiaries with regard to any continuation of coverage required under law;
(c) most recent favorable Internal Revenue Service determination letters; (d) five (5) most recent annual reports (Forms 5500), including, without limitation, audited financials statements and all schedules thereto; and (e) five (5) most recent actuarial reports have heretofore been delivered to Buyer. There are no oral modifications to any of such Pacific Benefit Plans. The Liabilities for all benefits provided pursuant to the Employee Benefit Plans set forth on Schedule 4.10.1 hereto have been truly and accurately provided for on the books of account of Pacific and each of its Subsidiaries, as the case may be.

              4.10.2 Terminated Plans. Schedule 4.10.2 hereto describes all Employee Benefit Plans in effect at any time during the three (3) years preceding the Closing Date with respect to which Pacific or any member of the Controlled Group has terminated or has taken action during such period which has or will result in termination. Neither Pacific nor any member of the Controlled Group has any Liability to any Person, including, without limitation, the PBGC, any other Governmental Authority or any participant in or beneficiary of any such Employee Benefit Plan, nor is Pacific or any member of the Controlled Group liable or potentially liable for any excise, income or other Tax or penalty, as a result of any Employee Benefit Plan termination. All terminations have been made in accordance with the Code and ERISA, all required filings and participant communications have been made and, where appropriate, Pacific and each member of the Controlled Group has obtained a favorable determination letter from the Internal Revenue Service with respect to the termination of each Employee Benefit Plan which is a qualified retirement plan and has obtained a notice of sufficiency from the PBGC (with respect to each of such Employee Benefit Plans, if any, which is a defined benefit plan) (complete and correct copies of which have heretofore been delivered to Buyer) and have not received a notice of insufficiency from the PBGC with respect to any Employee Benefit Plan. The notices of sufficiency and favorable determination letters were received after full and accurate disclosure of all relevant facts to the appropriate Governmental Authorities. All steps with regard to the termination of each terminated Employee Benefit Plan shall have been completed on or prior to the Closing Date, including, without limitation, the distribution of accrued benefits to participants and the purchase and distribution of annuity contracts to participants, and the making of all required post-termination filings.

         4.11 Financial Statements; Liabilities.

              4.11.1 Financial Statements. The: (a) consolidated audited balance sheets and the related statements of operations and cash flows of Pacific and its Subsidiaries (collectively, the "Financial Statements") as of and for the fiscal years ended June 30, 1996 and 1995; and (b) the interim unaudited Financial Statements (excluding cash flow statements) for the months ended January 1996 through June 1997 and for the twelve months ended June 30, 1997 and the financial statements to be delivered pursuant to Section 7.1.8 hereof, were (or will be in the case of a future delivery) prepared in accordance with GAAP. The Financial Statements referred to in the preceding sentence of this Section 4.11 (hereinafter, collectively referred to as the "Financial Information") (to the extent prepared) are attached hereto as
Schedule 4.11, are true and correct in all material respects, fairly and accurately present the financial condition and results of operations of Pacific and its Subsidiaries as of the dates and for the periods indicated and have been certified by a responsible financial officer of Pacific and audited by Tong & Fong, in the case of audited Financial Statements. Since June 30, 1996, there have been no material adverse changes in the business, operations, prospects or condition, financial or otherwise, of

KOFY, Pacific or the Broadcasting Assets, and no fact or condition exists or is contemplated or threatened which might cause such a material adverse change in the future.

              4.11.2 Liabilities. To the best knowledge of Stockholders and Pacific after due inquiry, except as set forth on Schedule 4.11.2, there are no Liabilities or any unrealized or anticipated losses or expenses from commitments of, or relating to, KOFY, Pacific or any of its Subsidiaries or encumbering any of their assets, including the Broadcasting Assets.

         4.12 Litigation; Violations.

              4.12.1 Litigation. Except for administrative rulemaking or other proceedings of general applicability to the broadcast industry and except as set forth in Schedule 4.12: (a) there is no civil, criminal or administrative action, suit, demand, claim, hearing, litigation, action, arbitration, proceeding or investigation of any nature pending or, to the best of Pacific's and Stockholders' knowledge, threatened against or relating to Pacific, any of its Subsidiaries, KOFY, the Broadcasting Assets or the transactions contemplated hereby or affecting the same; (b) no writ, injunction, judgment, award, order or decree has been rendered or is pending against or, to the best of Pacific's and Stockholders' knowledge, threatened against affecting Pacific, any of its Subsidiaries, KOFY, the Broadcasting Assets or the transactions contemplated hereby; and (c) to the best of Pacific's and Stockholders' knowledge, there is no basis for any of the foregoing set forth in (a) and (b) above. An adverse determination on any matter set forth on Schedule 4.12 would not have a Material Adverse Effect.

              4.12.2 Violations. Pacific has not violated or in default under any order, law, rule, regulation, ordinance, policy, judgment, writ or decree of the FCC or any court or other Governmental Authority in any respect which might materially adversely affect the business, operations, prospects or condition, financial or otherwise, of Pacific, any of its Subsidiaries, KOFY, any of the KOFY Licenses, the Broadcasting Assets or the transactions contemplated hereby.

         4.13 Complaints. There is not any FCC investigation, notice of violation, notice of apparent liability or order of forfeiture pending or outstanding against Pacific or any of its Affiliates respecting any violation, or allegation thereof, of any provision of the Communications Act or, to the best of Pacific's and Stockholders' knowledge, any complaint before the FCC as a result of which an investigation, notice of violation, notice of apparent liability or order of forfeiture may issue from the FCC relating to KOFY, Pacific or any of its Affiliates. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the KOFY Licenses, or the imposition of any restriction thereon.

         4.14 Reports. All returns, notices, reports, statements or other filings currently required to be filed by Pacific or any of its Subsidiaries with the FCC, and all material returns, notices, reports, statements or other filings currently required to be filed by Pacific or any of its Subsidiaries with any other federal, state, or local Governmental Authority, have been filed and complied with and shall continue to be filed and be in compliance on a current basis until the Closing Date. All such reports, returns and statements are (or will be, in the case of future reports) complete and correct.

         4.15 No Misleading Statements. No representation or warranty made by Pacific or Stockholders in this Agreement (without reference to any "materiality," qualifying or limiting language set forth therein), and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits or fails to state any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.

         4.16 Affiliated and Recent Transactions.

              4.16.1    Affiliated Transactions.  Except as described on
Schedule 4.16, neither Pacific nor any of its Subsidiaries is a party to any transaction with any of its stockholders, officers, directors, employees (except in the ordinary course of business) or other Affiliates (each an "Affiliated Transaction").

              4.16.2 Recent Transactions. Except as described on Schedule 4.16, since June 30, 1996, Pacific has not: (a) entered into any transactions, or conducted business, in any manner inconsistent in any material respect with its historical practices; (b) changed any accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates); (c) failed to pay any payments on Contracts on a current basis, except to the extent Pacific has a valid dispute with respect to such payment; (d) cancelled or compromised any debt or claim or waived or released any rights of material value; or (e) agreed to take any action referred to in
(a), (b), (c) or (d) above.

         4.17 Taxes.

              4.17.1 Filing of Tax Returns. Pacific and its Subsidiaries have since 1991 timely filed with the appropriate taxing authorities all federal, state, local and foreign returns (including, without limitation, information returns and other material information) in respect of all Taxes required to be filed through the date hereof. Pacific has delivered to Buyer correct and complete copies of all federal income tax returns filed by Pacific and its Subsidiaries since June 30, 1992, and will deliver as soon as practicable after the date hereof, such return for the 2 years prior thereto. All such income tax returns were correct and complete in all material respects. Except as specified in Schedule 4.17, no returns are subject to an automatic extension and, in addition, neither Pacific nor any of its Subsidiaries have requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. Neither Pacific nor any of its Subsidiaries (a) has been included or required to be included in a federal consolidated tax return (or in a comparable return required by any other Governmental Authority) (other than a group the common parent of which was Pacific) or (b) has any Liability for the Taxes of any Person (other than Pacific) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

              4.17.2 Payment of Taxes. Pacific and its Subsidiaries have accurately computed and timely paid all Taxes of any kind that have become due and payable and that, if unpaid, could result in an Encumbrance upon the assets of Pacific or any of its Subsidiaries. There are no liens on any of the assets of Pacific or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

              4.17.3 Audits. Except as set forth in Schedule 4.17, no material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other Governmental Authority against Pacific or any of its Subsidiaries. Except as set forth in Schedule 4.17, there are no pending or, to the best knowledge of Pacific and Stockholders, threatened audits, investigations or claims for or relating to any material Liability in respect of Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that, in the reasonable judgment of Pacific or Stockholders or their counsel, are likely to result in a material additional amount of Taxes. Audits of federal, state, and local returns for Pacific or any of its Subsidiaries for Taxes by the relevant taxing authorities have been completed for each period set forth in Schedule 4.17 and, except as set forth in such Schedule, neither Pacific, its Subsidiaries nor Stockholders have been notified that any taxing authority intends to audit a return for any other period. Except as set forth in Schedule 4.17, no extension of a statute of limitations relating to Taxes is in effect with respect to Pacific or any of its Subsidiaries. No claim has ever been made by an authority in a jurisdiction where Pacific or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

              4.17.4 Tax Elections. All material elections with respect to Taxes affecting or relating to Pacific, any of its Subsidiaries, KOFY or the Broadcasting Assets as of the date hereof are set forth in Schedule 4.17.

              4.17.5 FIRPTA. Stockholders are not "foreign persons" as defined in section 1445(f)(3) of the Code. Neither Pacific nor any of its Subsidiaries has been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period set forth in Code Section 897(c)(1)(A)(ii).

              4.17.6 Parachute Payments. Neither Pacific nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreements that under certain circumstances could obligate them to make any payments that would not be deductible under
Section 280G of the Code.

              4.17.7 Tax-Sharing Agreements. Neither Pacific or any of its Subsidiaries is a party to any tax-sharing agreements or similar arrangements.

              4.17.8 Collapsible Corporation. None of Pacific and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

              4.17.9 Disclosure Information. Schedule 4.17 hereto sets forth the following information with respect to Pacific and each of its Subsidiaries as of the most recent practicable date: (a) the basis of Pacific and each of its Subsidiaries in their assets; and (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to Pacific and each of its Subsidiaries.

         4.18 Environmental Matters.

              4.18.1 Compliance. Except as set forth on Schedule 4.18, Pacific and its Subsidiaries are complying and has complied in all respects with all Environmental Laws, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              4.18.2    Hazardous Materials.  Except as described on Schedule
4.18 there are, to the best of the knowledge and belief of Pacific and Stockholders, no Hazardous Materials on, under, in or about any Relevant Property in material violation of any Environmental Law.

              4.18.3 Claims. Except as set forth on Schedule 4.18, neither Stockholders nor Pacific is aware of any existing, pending, threatened or past Claims.

              4.18.4 USTs. Except as described on Schedule 4.18, no underground storage tanks ("USTs"), as defined in RCRA, 42 U.S.C. Section 6991(1), or applicable state law, exist or, to the best of the Pacific's or Stockholders' knowledge, has ever existed on, under, in or about any of the Relevant Property.

              4.18.5    Studies; Investigations.    Schedule 4.18 sets forth
all environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Pacific, or of which Pacific is aware, in relation to any Relevant Property, all of which have been delivered to Buyer prior to the execution of this Agreement.

              4.18.6 Relevant Property. For purposes of this Agreement, Relevant Property shall mean all real property and equipment owned, leased, occupied, controlled or used by KOFY, Pacific or Pacific's Subsidiaries and all real property and equipment formerly owned by KOFY, Pacific or Pacific's Subsidiaries, if any, at the time such property was owned, leased, occupied, controlled or used by Pacific or Pacific's Subsidiaries. Relevant Property shall not include any real property or other assets at the Tower site in San Francisco that is not leased, occupied and/or used by Pacific or KOFY.

         4.19 Labor.

              4.19.1 Labor Problems. Except as set forth on Schedule 4.19, there are no and, during the three year period immediately preceding the date hereof, there have been no, strikes, work stoppages, grievance proceedings, labor grievances, labor controversies or union organization efforts or, to the knowledge of Pacific or Stockholders, have any been threatened between KOFY, Pacific or any of its Subsidiaries and any of their employees or agents or any union or collective bargaining unit. KOFY, Pacific and its Subsidiaries have complied and are in compliance in all material respects with all laws and regulations relating to the employment of labor. There are no (a) collective bargaining agreements or (b) oral or written employment or other agreements between KOFY, Pacific or any of Pacific's Subsidiaries, and any of their current or former employees, agents or consultants. Except as set forth on Schedule 4.19.2, neither Pacific, any of its Subsidiaries, nor KOFY is a party to any written or oral agreement, consent decree or court order, and there is no employment manual, employment handbook or employment practice or policy governing the employment of any of the employees of Pacific, its Subsidiaries or KOFY under which such employment is not terminable on 30 days' (or less) notice by Pacific without penalty or Liability to Pacific or Buyer.

              4.19.2 Employees and Compensation. Schedule 4.19 contains a true, correct and complete list of all employees of Pacific and its Subsidiaries, including those currently engaged (or at any time during the sixty
(60) days prior to the date hereof engaged) in the business and operations of the KOFY (the "KOFY Employees"), which employees are separately identified on such Schedule, and a description of all compensation arrangements affecting all of the Scheduled employees.

         4.20 Cable Carriage. The signal of KOFY is being carried on all cable television systems set forth in Schedule 4.20, located within the San Francisco
- San Jose, California DMA

(Designated Market Area) as designated by the FCC either pursuant to the mandatory carriage requirements specified in Section 614 of the Communications Act or pursuant to retransmission consent agreements entered into in accordance with Section 325(b) of the Communications Act and the terms of such mandatory carriage rights and retransmission agreements shall by their respective terms extend until at least the dates set forth in Schedule 4.20 after giving effect to the transactions contemplated by this Agreement.

         4.21 Insurance. Schedule 4.21 is a true and complete list as of the date of this Agreement of all insurance policies of Pacific and each of its Subsidiaries that insure any part of the Broadcasting Assets or the business or operation of Pacific or its Subsidiaries. All policies of insurance listed in
Schedule 4.21 are in full force and effect and no notice of cancellation has been received with respect to any such policy.

         4.22 Solvency; Net Worth. As of the date hereof, and at all times between the date hereof through the Closing Date, prior to and after giving effect to the transactions contemplated hereby, Pacific and each of its Subsidiaries will be capable of meeting their obligations as they become due, and have assets exceeding Liabilities and neither Pacific, nor any of its Subsidiaries has insufficient capital.

         4.23 Bank Accounts and Powers of Attorney.  Schedule 4.23 sets forth:
(a) the name of each bank in which Pacific has an account or safe deposit box, the identifying numbers or symbols therefor, and the name of each person authorized to draw thereon or to have access thereto; and (b) the name of each person, if any, holding powers of attorney from Pacific, true copies of which have previously been delivered to Buyer.

    5. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to Buyer that, as of the date hereof:

         5.1 Organization and Standing. Such Stockholder: (a) if applicable, is a corporation or other Person duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation; (b) has full power and authority to own, lease and use its properties and to conduct its business and operations as now being conducted and proposed to be conducted under existing agreements and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business in every jurisdiction in which the nature of its business requires such qualification, except where the failure to do so qualify would not have a Material Adverse Effect.

         5.2 Authorization and Binding Obligations. The execution, delivery and performance by such Stockholder of this Agreement and the agreements, exhibits and other documents to be executed and delivered by such Stockholder pursuant hereto or in connection herewith have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by such Stockholder, and constitute the valid and binding agreement of such Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         5.3  No Contravention; Consents.

              5.3.1 No Contravention. The execution, delivery and performance of this agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by such Stockholder do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Articles of Incorporation, bylaws, trust documents or other formation or governance documents of such Stockholder; (b) result in the breach of any of the terms of, constitute a default under, conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any agreement, license, permit or other instrument to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, or result in the creation of any Encumbrance upon any of its assets; or (c) violate, result in the breach of, or conflict with, any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules, or judgments applicable to such Stockholder or any of its assets.

              5.3.2 Consent. Except as identified on Schedule 4.3.2, no consent, waiver, authorization or approval from, or filing of any notice or report with, any Governmental Authority or other Person is necessary in connection with the execution, delivery or performance by such Stockholder of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

         5.4 Ownership of Shares. Such Stockholder is the record and beneficial owner of the number of shares of Pacific's common stock set forth on
Schedule 5.4 after such Stockholder's name free and clear of all Encumbrances. At the Closing, such

Stockholder shall deliver to Buyer duly endorsed certificates evidencing such shares, free and clear of all Encumbrances.

         6. Representations and Warranties of Buyer. Buyer represents, warrants and covenants to Pacific that:

              6.1 Organization and Standing. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction in which the nature of the business to be conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect the transactions contemplated hereby.

         6.2 Authorization and Binding Obligations. The execution, delivery and performance of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Buyer pursuant hereto have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Buyer and constitute valid and binding agreements of

Buyer enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         6.3 No Contravention. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof and the compliance with the provisions hereof and thereof by Buyer do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of Buyer;
(b) result in the breach of, conflict with, or constitute a default under, the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected; or (c) violate or conflict with any laws, regulations, orders, writs, decrees, injunctions or judgments applicable to Buyer, including the Communications Act.

         6.4 Litigation. As of the date hereof, except for administrative rulemaking or other proceedings of general applicability to the broadcast industry, there is no civil, criminal or administrative action, suit, demand, claim, litigation, action, proceeding or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would adversely affect its or, if Buyer assigns its rights hereunder to a permitted assignee, its permitted assignee's ability to consummate the transactions contemplated in this Agreement.

         6.5 No Misleading Statements. No representation or warranty made by Buyer in this Agreement (without reference to any "materiality," qualifying or limiting language set forth therein), and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits or fails to state any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.

         6.6 Qualifications as Broadcasting Licensee. Subject to obtaining the FCC Consent to the FCC Applications, Buyer is legally qualified under the Communications Act to own the Shares and consummate the transactions contemplated hereby.

         6.7 Financial Capacity. Buyer has the financial capacity to satisfy all of Buyer's obligations under this Agreement and the documents to be executed and exchanged at the Closing, and to perform all of Buyer's obligations at the Closing.

    7.   Conduct Pending Closing.

         7.1  Pacific's and Stockholders' Covenants.  Pacific and
Stockholders covenant and agree that pending the Closing, except with the prior written consent of Buyer:

              7.1.1 Conduct of Business. Subject to the provisions of this Agreement, Pacific and its Subsidiaries shall conduct their business and operations in the normal and ordinary course of business in substantially the same manner as heretofore conducted and shall use all reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act which might have a Material Adverse Effect.

              7.1.2 Assets. Consistent with normal business practices, Pacific shall maintain the Broadcasting Assets in the condition specified in
Section 4.6 hereof.

              7.1.3 Inventory. Pacific shall maintain its inventory levels (including office supplies, spare parts, tubes, equipment and the like) at levels consistent with the normal and ordinary course of operation of KOFY.

              7.1.4 Employee Compensation and Benefits. Pacific shall not increase the compensation, expense allowance or other benefits payable or to become payable to any of its or its Subsidiaries' employees or pay or arrange to pay any bonus payment to any such employee; provided, however, that, Pacific shall be permitted to grant bonuses in the normal and ordinary course of business consistent with past practices if any such bonus is paid in full prior to Closing and neither Pacific nor Buyer shall have any obligation with respect thereto after Closing.

              7.1.5 Organization, Etc. Consistent with normal business practices, Pacific and Stockholders shall use their reasonable best efforts to: (a) maintain the present quality of the operations of Pacific and its Subsidiaries; (b) preserve the value of KOFY as a going concern; (c) preserve intact the business organization of KOFY; (d) keep available to KOFY the services of all current KOFY Employees and make available for employment by Buyer all current KOFY Employees; and (e) preserve for KOFY the existing relationships with employees, suppliers, customers and their agencies and others having business with KOFY. Neither Pacific nor its Subsidiaries shall seek any protection under any Federal or state laws affecting creditors' rights, including bankruptcy and insolvency laws.

              7.1.6 Insurance. Pacific and its Subsidiaries shall cause to be maintained in effect until the Closing adequate property damage, Liability and other insurance with respect to their assets, including the Broadcasting Assets and KOFY, the list of the policies governing which are set forth on Schedule 4.21.

              7.1.7 Transfer of Broadcasting Assets. Neither Pacific nor any of its Subsidiaries shall sell, assign, lease or otherwise transfer or dispose of any of the Broadcasting Assets, except where such disposition is in the ordinary course of business and the assets involved are either: (a) no longer used or useful; or (b) replaced with a substantially equivalent asset of substantially equivalent kind, condition and value.

              7.1.8     Financial Statements; Pacing Reports.

                        (a) Pacific shall furnish to Buyer: (i) on or prior to November 30, 1997, audited Financial Statements of Pacific and its Subsidiaries prepared in accordance with GAAP as of and for the fiscal years ended June 30, 1997 which Financial Statements shall include an opinion thereon from Tong & Fong; and (ii) within twenty (20) days after the end of each month, commencing with the month ending July 31, 1997, (x) an unaudited consolidated profit and loss statement of Pacific and its Subsidiaries for such month and for the period of its fiscal year ended at the end of such period; and (y) an unaudited consolidated balance sheet of Pacific and its Subsidiaries as of the end of such month. The financial statements to be delivered by Pacific hereunder shall be certified by a responsible financial officer of Pacific and audited by Tong & Fong, in the case of audited Financial Statements, shall be prepared on a comparative basis with the preceding fiscal year or corresponding period thereof, shall be prepared in accordance with GAAP, shall be true and correct in all material respects and shall fairly and accurately present the financial condition and the results of operations of Pacific and its Subsidiaries as of the dates and for the periods indicated. On or before delivery of all monthly Financial Statements delivered to Buyer pursuant to this Section 7.1.8, Pacific shall deliver monthly pacing reports for KOFY (prepared in a form consistent with past practices), which shall be certified as to the accuracy thereof by a responsible manager of KOFY;

                        (b) Pacific acknowledges that Tong & Fong or, if it shall be unable or unwilling to do so, Buyer's accountants, Ernst & Young LLP ("EY"), will perform an audit of two years (6/30/96 and 6/30/97) of Financial Statements of Pacific, and in connection therewith, Pacific agrees to provide to EY (if Tong & Fong does not perform such audit) access to the workpapers of Tong & Fong used in preparing the audited Financial Statements for those years with respect to KOFY, its books, accounting records and financial statements. Pacific agrees to provide to Tong & Fong or EY such standard representation letters relating to Pacific, its books, accounting records and financial statements necessary for Tong & Fong or EY to conduct such audit in accordance with generally accepted auditing standards.

              7.1.9 Encumbrances. Pacific shall not create, assume or permit to exist any Encumbrance affecting any of the Pacific Common Stock or the Broadcasting Assets (or their replacements) other than those expressly permitted by this Agreement.

              7.1.10 Litigation. Pacific shall notify Buyer: (a) of any litigation pending or, to its knowledge, threatened against or affecting KOFY, Pacific or any of Pacific's Subsidiaries or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) of any material damage to or destruction of the Broadcasting Assets or the business, prospects or other assets of Pacific or any of its Subsidiaries.

              7.1.11 Agreements. Pacific and its Subsidiaries shall perform all obligations (including, without limitation, all payment obligations) required to be performed by it under all Contracts, and shall not amend or terminate any Contract or series of related Contracts involving payments of over $250,000 (or waive any material right thereunder) or enter into any new agreements or arrangements or series of related Contracts involving payments of over $250,000 which might be binding on or affect Pacific or Buyer; provided, however, that Pacific shall be permitted to enter into new programming contracts after consultation with Buyer with respect thereto. Except as required by law, Pacific shall not enter into any collective bargaining agreement, employment agreement (other than an employment agreement terminable at will) or Employee Benefit Plan or any amendment, extension or other modification of any existing collective bargaining agreement, employment agreement or Pacific Benefit Plan.

              7.1.12 Consents and Approvals. Pacific will, prior to the Closing Date, use its best efforts to obtain or cause to be obtained: (a) consents under the Contracts (without any change in the terms and conditions of any such Contracts that could have an adverse affect on Buyer or the operations of KOFY or Pacific) which require the consent of any Person by reason of the transactions provided for or contemplated in this Agreement; and (b) any other consents, approvals, waivers, authorizations (without any conditions attached that could have an adverse affect on Buyer or Pacific, or the operations of KOFY) and make all necessary filings identified on Schedule 4.3.2 hereof. Each party shall cooperate with the other to obtain any such consents or approvals.

              7.1.13 Licenses. Pacific shall not, by any act or omission to act within its reasonable knowledge and power, surrender, modify, adversely affect or forfeit any of the KOFY Licenses or cause the FCC to institute any proceedings for the cancellation, non-renewal or modification of any of the KOFY Licenses.

              7.1.14 Offers to Purchase. Neither Pacific, nor any of its officers, directors, employees, agents, representatives or Affiliates shall, either directly or indirectly, entertain or conduct discussions or negotiations with any Person with respect to any offer or proposal for the purchase or sale of any portion of the assets or capital stock of Pacific (other than the assets included in the sale of radio station KOFY-AM, none of which are Broadcasting Assets), its Subsidiaries or KOFY, or with respect to any financing, merger, acquisition, combination, consolidation or similar transaction involving Pacific, any of its Subsidiaries or KOFY or any significant assets or business of any of them, or enter into any agreement or transaction relating to any of the foregoing.

              7.1.15 No Breach of Representations and Warranties. Neither Pacific, Stockholders nor any of their

Affiliates shall take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by Stockholders or Pacific in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

              7.1.16    Employee Notification Requirements.

                        (a) Notice. Pacific and its Subsidiaries shall provide timely notice to their employees pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2102-09, if applicable.

                        (b) Authority. Pacific shall immediately notify the Buyer of any activity by any labor organization at KOFY, Pacific or any of its Subsidiaries or any activity by any labor organization directed at organizing the employees or any group of employees of Pacific, any of its Subsidiaries or KOFY.

              7.1.17 Compliance with Laws. Stockholders, Pacific and all of Pacific's Subsidiaries shall comply with all laws, rules and regulations applicable or relating to Pacific, any of Pacific's Subsidiaries, and the business, operations and assets of Pacific and Pacific's Subsidiaries, including the Broadcasting Assets.

              7.1.18 Title Insurance. Within thirty (30) days after the date hereof, Pacific, with assistance from Buyer, shall obtain, with the expenses therefor to be borne by Buyer, and deliver to Buyer the following:

                        (a) Title Commitment. With respect to each real estate interest relating to the operations of KOFY set forth in Schedule 1-A
(i) a commitment of a title company reasonably satisfactory to Buyer to issue a 1992 Form ALTA Owner's Leasehold Policy of Title (with the extended coverage endorsement) insuring the fee simple or leasehold, as applicable, title of Buyer in such real estate in an amount equal to the amount set forth in Schedule 1-A and (ii) such affidavits, certificates, tax forms, and indemnities as are required by the title insurance company.

                         (b)  Survey.  Surveys of the real estate covered by
the title insurance commitments deliverable under Section 7.1.18(a) hereof and made in accordance with the Minimum Standard Details Requirements for ALTA/ACSM Land Title Surveys and to be prepared subsequent to the date hereof by a duly licensed surveyor.

                        (c)  Title and Survey Study Period.

                             (i)  Buyer shall have the right to object, in
its sole and absolute discretion, by giving written notice of such objection to Pacific within thirty days (the "Title Study Period") after the delivery by Pacific to Buyer of all of the title commitments and surveys as aforesaid to any Encumbrance that adversely affects (A) the marketability of title of the covered real estate interest or (B) the intended use of such real estate interest, but not to liens for real estate taxes not yet due and payable or easements for utility services.

                              (ii) If Pacific fails to cure or remove any
objected to Encumbrances prior to the Closing Date, Buyer shall have the option either to (A) terminate this Agreement or (B) proceed to Closing with a mutually agreeable reduction in the Purchase Price.

              7.1.19 Tax Elections. No new elections with respect to Taxes, and no changes in current elections with respect to Taxes, that affect Pacific or the Broadcasting Assets shall be made after the date of this Agreement.

              7.1.20 No Violations. Pacific and Stockholders shall take all reasonable actions to prevent, and neither Pacific nor Stockholders shall take any action that would cause, a breach of this Agreement.

              7.1.21 Access and Information. Pacific shall give Buyer and its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives reasonable access upon reasonable advance notice during normal business hours throughout the period prior to the Closing Date, to all of KOFY's and Pacific's books, records (including all employee files), agreements, reports, and other documents and all of the Broadcasting Assets to be acquired hereunder and shall furnish Buyer, its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives during such period with all information concerning the affairs of Pacific, Pacific's Subsidiaries and KOFY as they may reasonably request in order to enable Buyer to make such examinations and investigations thereof as it shall deem necessary, and Pacific will make appropriate officers, employees, attorneys, agents and accountants available to discuss with Buyer and its representatives such aspects of the business and operations of KOFY, Pacific and Pacific's Subsidiaries as Buyer may reasonably require (it being understood that the foregoing shall include such access: (a) as Buyer and its accountants shall reasonably require in order to audit (at Buyer's expense) the books and records of Pacific for the past two full fiscal years, including access to accountants' work papers and the like; and (b) as Buyer may reasonably require to the management of Pacific to enable Buyer to obtain information about the employees of Pacific that Buyer may elect to retain in connection with the transactions contemplated hereby).

              7.1.22 No Changes. Neither Pacific nor any of its Subsidiaries shall:

                        (a) amend its articles of incorporation, bylaws or comparable governing instruments;

                        (b) issue or sell any shares of its capital stock or other interests or securities, or issue options, warrants or rights of any kind to acquire, or any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, plan, understanding or arrangement with respect to the issuance of, any equity based or equity related awards, shares of its capital stock or other securities;

                        (c) enter into any arrangement or contract with respect to the purchase, Encumbrance or voting of its shares of capital stock or other securities or adjust, split, combine or reclassify any of its securities, or make any other changes in its equity capital structure.

              7.1.23 Excluded Pacific Assets and Excluded Pacific Liabilities. Immediately prior to the Closing: (i) Pacific shall no longer own any of the Excluded Pacific Assets (and shall assign such assets to Stockholder Co.), and shall have no Liability, responsibility or obligation, whether direct or indirect, absolute, accrued, contingent or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, for any of the Excluded Pacific Liabilities (which shall be assumed by Stockholder Co.); and (ii) the capital stock of Stockholder Co. shall be transferred to the Stockholders from Pacific in accordance with the terms of the FCC Order identified in Section 3.2(a)(ii) hereof.

              7.1.24 Delivery of Supplement. Pacific and Stockholders shall deliver to Buyer a supplement to the Schedules to this Agreement promptly after any of them becomes aware of any event which changes any representation or warranty made by Pacific or Stockholders in this Agreement or any statement made in any of Pacific's and Stockholders' Schedules or in any supplement; provided, however, nothing contained in any supplement shall be deemed to modify, amend or supplement said representations or warranties for purposes of Sections 4 or 5 of this Agreement unless Buyer shall have consented specifically thereto in writing.

              7.1.25 Film Contracts. Subject to the provision of Section 2.2.2(c), Pacific and Stockholders shall, at or prior to Closing, satisfy in full any and all payment and other obligations under: (a) all film and other programming contracts to which it or KOFY is a party or to which it, KOFY or the Broadcasting Assets is bound, that have become or are due and payable at or prior to the Closing Date without regard to any extension of time for payment therefrom; and (b) any Contract that is not included in the Broadcasting Assets. In the event that the payment provisions of any Contract have been amended, modified, extended or otherwise altered, Stockholders shall, at or prior to Closing, make any and all payments that would have been due thereunder at and/or prior to Closing as if such Contracts were not so modified or amended.

              7.1.26 Satisfaction of Funded Debt and Pre-Closing Liabilities; Removal of Encumbrances.

                        (a) Pacific and Stockholders shall, at or prior to Closing, pay off or otherwise satisfy, fully and completely, any and all of the Liabilities and other obligations arising out of events occurring on or prior to the Closing Date of

Pacific, its Subsidiaries, KOFY or the Broadcasting Assets, other than Included Pacific Obligations;

                        (b) Pacific and Stockholders shall, at or prior to Closing, have removed any and all Encumbrances of any kind and nature from the Broadcasting Assets and the KOFY Licenses other than Permitted Encumbrances; and

                        (c) Pacific and Stockholders shall at or prior to Closing have terminated any Affiliated Transaction without any further cost or Liability to Pacific or Buyer and Pacific and Stockholders shall not be party to any Affiliated Transactions at Closing.

         7.2  Buyer's Covenants.  Buyer covenants and agrees that prior to
Closing:

              7.2.1 Organization, Etc. Consistent with normal business practices, Buyer shall use every practicable effort to prevent any change in its business organization or financial capacity that would materially impair its ability to consummate the transactions contemplated hereby. Buyer shall not seek any protection under any Federal or state laws affecting creditors' rights, including bankruptcy and insolvency laws. Buyer shall notify Pacific of the occurrence of any event identified in this Section 7.2.1.

              7.2.2 Litigation. Buyer shall notify Pacific: (a) of any litigation pending or, to its knowledge, threatened against or affecting Buyer or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) any change that would adversely affect its ability to control the licensee of KOFY.

              7.2.3 No Breach of Representations and Warranties. Neither the Buyer, nor any of its officers, directors, employees, agents or representatives, shall take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by the Buyer in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

              7.2.4 No Violations. Buyer shall take all reasonable actions to prevent, and Buyer shall not take any action that would cause, a breach of this Agreement.

         7.3 Stockholders' Covenants. Each Stockholder covenants and agrees that prior to Closing:

              7.3.1 Organization, Etc. Consistent with normal business practices, such Stockholder shall use its reasonable best efforts to prevent any change in its business organization or financial capacity that would materially impair its ability to consummate the transactions contemplated hereby. Such Stockholder shall not seek any protection under any Federal or state laws affecting creditors' rights, including bankruptcy and insolvency laws. Such Stockholder shall notify Buyer of the occurrence of any event identified in this Section 7.3.1.

              7.3.2 Litigation. Such Stockholder shall notify Buyer: (a) of any litigation pending or, to its knowledge, threatened against or affecting Stockholder or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) any change that would adversely affect the Stockholder's ability to consummate the transactions contemplated hereby.

              7.3.3 No Breach of Representations and Warranties. Neither the Stockholder, nor any of its officers, directors, employees, agents or representatives, shall take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by such Stockholder in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

              7.3.4 No Violations. Such Stockholder shall take all reasonable actions to prevent, and such Stockholder shall not take any action that would cause, a breach of this Agreement.

              7.3.5 Encumbrances; Transfers. Such Stockholder shall not sell, assign, transfer or dispose of any shares of Pacific Common Stock or agree to do any of the foregoing. Such Stockholder shall not create, assume or permit to exist any Encumbrance affecting any shares of Pacific Common Stock.

    8.   Conditions Precedent to the Obligations of the Parties.

         8.1 Conditions Precedent to the Obligation of Buyer. The obligations of the Buyer under this Agreement are subject, at the Buyer's option, to the satisfaction on or prior to the Closing Date of each of the following express conditions precedent:

              8.1.1 FCC Consent. The conditions specified in Section 3.2 hereof shall have been met.

              8.1.2 Accuracy of Representations and Warranties. All representations and warranties of Pacific and Stockholders contained in this Agreement (and in any document delivered in connection herewith) shall be true and correct in all respects when made and at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except to the extent the failure to be true and correct, in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect, and Buyer shall have received a certificate, executed by Pacific and each Stockholder, repeating, as of the Closing Date, all such representations and warranties.

              8.1.3 Compliance with Agreement. Stockholders and Pacific shall have performed and complied in all respects (without regard to any "materially" limiting or qualifying language stated therein) with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, except where the failure to so perform and comply, in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

              8.1.4     No Obstructive Proceeding.

                        (a) No Litigation. No action, suit, investigation, or proceeding shall have been instituted or be pending against or affecting any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Buyer or Pacific of substantial damages or otherwise have a material adverse effect on Buyer, the business or operations of Pacific or KOFY or the Broadcasting Assets;

                        (b) No Governmental Intervention. None of the parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement or the transactions contemplated hereby; or (ii) the actual commencement of such an investigation;

                        (c) No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Buyer's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or to operate KOFY as presently being conducted.

              8.1.5 Adverse Change. No loss, destruction, impairment, confiscation or condemnation of any of the Broadcasting Assets shall have occurred by reason of fire, explosion, disaster, flood, accident, riot, insurrection, war, act of God or other occurrence which individually or in the aggregate has a Material Adverse Effect. In addition, since June 30, 1996, there shall have been no material adverse change in the business or operations, prospects or condition, financial or otherwise, of Pacific, KOFY or the Broadcasting Assets.

              8.1.6 Consents. Pacific shall have (a) obtained and delivered to Buyer all consents, approvals, and permits necessary for the consummation of transactions contemplated hereby, including but not limited to, those required under any leases (including, with respect to such leases, estoppel certificates executed by Pacific's landlord or lessor, whether direct or indirect, stating the term of the lease, the payment terms thereof, whether Pacific is in default thereunder, and its respective mortgagees, if any) and other Contracts, with no adverse condition attached (including any adverse change in the terms and conditions of any Contract included in the Included Pacific Obligations) and no material expense imposed upon Buyer or Pacific and (b) made all necessary filings identified on Schedule 4.3.2 hereto.

              8.1.7 Officers' Certificates. Pacific shall have delivered to Buyer a certificate signed by its Chairman, President or Vice President and Secretary, Treasurer or Assistant Treasurer, and each Stockholder shall have delivered an executed certificate, dated the Closing Date to the effect that the conditions set forth in Sections 8.1.2, 8.1.3, 8.1.4, 8.1.5, 8.1.6 and 8.1.12 have been satisfied.

              8.1.8 Authorization. Buyer shall have received certified copies of all the respective actions taken by Pacific and Stockholders authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

              8.1.9 Opinions of Counsel. Buyer shall have received the written opinions of Douglas P. Ferguson and Pepper & Corazzini, LLP, counsel for Pacific and Stockholders, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit B-1 and B-2.

              8.1.10 Certifications. Pacific shall have delivered to Buyer a schedule and certification showing in all material respects: (a) the fees payable after the Closing Date under all KOFY program license agreements; (b) all Contracts or amendments, renewals or other modifications thereof that have been entered into by Pacific or any of its Subsidiaries after the date of this Agreement.

              8.1.11 HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

              8.1.12 Copies of Documents. Pacific shall have delivered to Buyer copies of all documents required to be delivered pursuant to the Agreement, including but not limited to, all Contracts listed in the schedule delivered pursuant to Section 8.1.10(b) hereof.

              8.1.13 FIRPTA Affidavits. At the Closing, Stockholders shall execute and deliver to Buyer affidavits pursuant to Section 1445(b)(2) of the Code in the form set forth in Treas. Reg. Section 1.1445-2(b)(2)(iii)(A), and Buyer agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the regulations promulgated thereunder, upon the execution and delivery of such affidavits to Buyer, no deduction shall be made or claimed against the Purchase Price by reason of the requirements of Sections 897 and 1445 of the Code.

               8.1.14 Conditions to Closing. All of the conditions to Closing set forth in Section 8.1 of the Put Purchase Agreement shall have been satisfied.

              8.1.15 Title Insurance Policies. At the Closing, with the costs therefor to be borne by Buyer, Pacific shall have delivered to Buyer owner's or lessee's title insurance policies, dated the Closing Date on 1992 Form ALTA Owner's Policy of Title Insurance covering the real estate covered by the commitments referred to in Section 7.1.18 hereof, issued by the title insurance company which issued such commitments insuring the fee simple or leasehold title, as applicable, of Pacific in the real estate in the amount set forth in the Schedule 1-A (collectively the "Title Policies").

              8.1.16 Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as Buyer or its counsel, as the case may be, may reasonably request in connection with said transactions.

              8.1.17 Delivery of Instruments of Conveyance and Transfer. Buyer shall have received the instruments and other documents (in form and substance reasonably satisfactory to its counsel) required to be delivered to it pursuant to Section 9 hereof.

              8.1.18 Stockholders Non-Competition Agreements. James J. Gabbert and Michael P. Lincoln shall each have executed and delivered a Non-Competition Agreement substantially in the form attached hereto as Exhibits C-1 and C-2.

              8.1.19 Assignment and Assumption Agreement. Stockholders, Stockholder Co., Pacific and all of Pacific's Subsidiaries shall have executed and delivered to Buyer an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit D (and any other instruments or documents including bills of sale, deeds, assignments of licenses as Buyer may reasonably request) pursuant to which Pacific and all of its Subsidiaries (other than Stockholder Co.) shall assign and transfer all of the Excluded Pacific Assets to Stockholder Co. and Stockholder Co. shall assume all of the Excluded Pacific Liabilities.

              8.1.20 WB Agreement. The Buyer shall have entered into a new affiliation agreement with The WB Television Network, expiring January 10, 2007, pursuant to the terms of the Memorandum of Agreement dated as of September 18, 1997.

         8.2 Conditions to Obligations of Pacific. The obligations of Stockholders and Pacific at Closing are subject, at

Pacific's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

              8.2.1 FCC Consent. The conditions specified in Section 3.2 hereof shall have been met.

              8.2.2 Accuracy of Representations and Warranties. All representations and warranties of Buyer or its permitted assignee contained in this Agreement (and any document delivered in connection herewith) shall be true and correct in all respects at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except where the failure to be true and correct, in the aggregate, would not have a material adverse effect on the ability of Pacific or Stockholders to consummate the transactions contemplated hereby, and Agent shall have received a certificate, executed on behalf of Buyer or its permitted assignee by an officer thereof, to that effect.

              8.2.3 Compliance with Agreement. Buyer or its permitted assignee shall have performed and complied in all respects (without regard to any "materiality" limiting or qualifying language stated therein) with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date except where the failure to so perform and comply, in the aggregate, would not have a material adverse effect on the ability of Pacific or Stockholders to consummate the transactions contemplated hereby.

              8.2.4     No Obstructive Proceeding.

                        (a) No Litigation. No action, suit, investigation, or proceeding shall be pending against any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Stockholders of substantial damages or otherwise have a material adverse effect on Stockholders.

                        (b) No Governmental Intervention. None of the parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or
(ii) the actual commencement of such an investigation.

                        (c) No Order. No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit any of Stockholders' ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

              8.2.5 Proceedings. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Pacific and its counsel, and Pacific and its counsel shall have received copies of such documents as Pacific or its counsel, as the case may be, may reasonably request in connection with said transactions.

              8.2.6 Opinion of Counsel. Agent shall have received the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

              8.2.7 HSRA Waiting Period. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

              8.2.8 Authorizations. Agent shall have received certified copies of all of the actions taken by Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

              8.2.9     Payment.  Buyer shall pay Agent the Estimated
Purchase Price.

              8.2.10 Officer's Certificate. Buyer shall have delivered to Agent a certificate signed by its Chairman, President or Vice President and its Secretary or Assistant Secretary dated the Closing Date, to the effect that the conditions set forth in Sections 8.2.2, 8.2.3 and 8.2.4 have been satisfied.

    9.   Instruments of Conveyance and Transfer; Closing Certificates.

         9.1 Instruments of Conveyance and Transfer of Shares. At the Closing, to effect the transfers, conveyances or assignments of the Stockholders' Shares from Stockholders to Buyer or Buyer's assignee as herein provided, Stockholders shall deliver to Buyer stock certificates representing the Stockholders' Shares, duly endorsed in blank or accompanied by stock powers endorsed in blank, all of said transfers or assignments of the Stockholders' Shares being free and clear of all Encumbrances, all in form and substance reasonably satisfactory to counsel for Buyer and dated the Closing Date.

         9.2 Closing Certificates. At the Closing, Buyer shall have received the following:

              9.2.1 Certificate of Incorporation. A copy of the articles of incorporation of Pacific certified by the Secretary of State of California together with a certificate from the Secretary or any Assistant Secretary of Pacific certifying its bylaws.

              9.2.2 Pacific's Subsidiaries Articles of Incorporation. A copy of the each of Pacific's Subsidiaries' articles of incorporation certified by the Secretary of State of California or other formation documents together with a certificate from the Secretary or any Assistant Secretary of each of Pacific's Subsidiaries certifying such Subsidiary's bylaws.

              9.2.3 Good standing Certificates. Certificates of good standing or subsistence, dated no earlier than seven days prior to the Closing and tax certificates dated as of the closest practicable date prior to the Closing Date as to Pacific and each of its Subsidiaries from the Secretary of State of its state of incorporation and each other jurisdiction where such entity owns any material assets.

    10.  Employees.

         10.1 Pacific's Termination. Pacific and its Subsidiaries shall terminate the employment of all of the employees then employed by Pacific and its Subsidiaries, effective as of the Closing (other than those employees listed on Schedule 10.1).

         10.2 Continued Employment; Prorations.

              10.2.1 Right to Continue Employment. On the Closing Date, Buyer shall have the right but not the obligation to continue the employment of all employees listed on Schedule 10.1 ("Buyer's Employees"), with such compensation, benefits and other terms of employment as Buyer shall determine; provided, that nothing herein shall require Buyer to continue the employment of any such person for any period of time.

              10.2.2 Cooperation. To the extent permitted by law, Pacific shall cooperate with Buyer's attempts to obtain information relating to employees of Pacific and its Subsidiaries, including making available to Buyer the employees personnel files and performance evaluations. Pacific will make all reasonable efforts to assist Buyer in making a smooth transition after Closing.

              10.2.3 Accrued Compensation. All personal days, vacation and bonuses, of the employees of Pacific retained by Buyer on the Closing Date that are accrued but unpaid at the Closing Date shall be deemed Prorated Obligations for purpose of Section 2.2 above.

         10.3 No Liability for Employee Plans.

              10.3.1 Amendment to Plans. Prior to the Closing Date, Pacific shall, in a manner satisfactory to Buyer (a) amend each of the Pacific Benefit Plans, as may be necessary to provide for the assumption by Stockholder Co. of the Liabilities with respect to such plans in accordance with the provisions set forth below, (b) provide that Buyer Employees shall cease to participate in any Pacific Benefit Plan as of the Closing Date, and
(c) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement from causing, resulting in or being treated as Buyer assuming, or Pacific having any continuing obligations for, any Liability or sponsorship of any Pacific Benefit Plan.

              10.3.2 Assumption of Plan Liability by Stockholder Co. Effective as of the Closing Date, Stockholder Co. shall assume the Pacific Benefit Plans and honor or cause its insurance carriers to honor, in accordance with the terms of such plans, all claims for benefits incurred by any employees (or their dependents or beneficiaries) under such plans.

              10.3.3 No Liability. Stockholder Co. shall be solely liable and responsible for providing continuation coverage under Code Section 4980B and Part 6 of Title I of ERISA with respect to any qualifying event that occurs on or prior to the Closing Date, including any continuation coverage requirements that arise as a result of the failure of the Buyer to continue employment or the Buyer to maintain a Group Health Plan as defined in section 4980B(g) of the Code. Any expenses and benefits with respect to medical claims incurred by any current or former employees of Pacific or their covered dependents on or before the Closing Date shall be the responsibility of Stockholder Co.

         10.4 Indemnity. Stockholders shall, jointly and severally, indemnify, defend and hold Pacific, Buyer and their Affiliates harmless from and against any and all claims, actions, suits, demands, proceedings, losses, expenses, damages, obligations and Liabilities (including costs of collection, attorney's fees and other costs of defense) arising out of or otherwise in respect of (a) any claim made for severance pay arising in connection with Pacific's or any of its Affiliates' employment or termination of any current or former employee of Pacific or any of its Affiliates; (b) any claim made pursuant to the Worker Adjustment and Retraining and Notification Act arising in connection with Pacific's or any of its Affiliates' employment or termination of any current of former employee of Pacific or any of its Affiliates; (c) benefits or claims incurred by any current or former employees under, or in connection with, any Pacific Benefit Plan; and (d) claims or Liabilities arising by reason of or relating to any failure of Pacific or its Affiliates to comply with Code Section 4980B or Part 6 of Title I of ERISA; provided, however, that, no claim for indemnification under this section may be based on Pacific's conduct after the Closing Date.

    11.  Risk of Loss; Casualty or Condemnation.

         11.1 Risk of Loss. The risk of any loss, damage or impairment, confiscation or condemnation of the Broadcasting Assets or any part thereof from fire or any other casualty or cause shall be borne by Pacific and Stockholders at all times prior to the Closing.

         11.2 Casualty.

                   (a) If the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the repair cost, individually or in the aggregate (the "Repair Cost"), will exceed $500,000, Buyer shall have the option either: (i) to accept the Broadcasting Assets in their damaged or destroyed condition with (x) Pacific assigning or delivering to Buyer all of Pacific's rights to any insurance proceeds for such damage or destruction and (y) the Purchase Price being reduced by the difference between the amount, if any, that the Repair Cost exceeds such insurance proceeds received by Buyer (the "Insurance Deficiency") up to an amount not to exceed $2,000,000; or (ii) unless Pacific agrees to pay the full amount of such repair cost and such repairs can be so substantially completed prior to the Closing Date that broadcast activities can be conducted unabated from and after the Closing, to cancel this Agreement by giving written notice to Pacific not later than fifteen (15) days after the Repair Cost is determined. Pacific shall promptly notify Buyer in writing of any fire or other casualty occurring with respect to the Broadcasting Assets. Pacific shall provide Buyer and its agents and contractors with access to any damaged Broadcasting Assets following any fire or other casualty so that Buyer can obtain an estimate of the Repair Cost within thirty (30) days after Pacific notifies Buyer of the fire or other casualty.

                   (b) If any of the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the Repair Cost is equal to or less than $500,000, the Buyer shall accept the Broadcasting Assets in their damaged or destroyed condition with Pacific assigning or delivering to Buyer all of Pacific's rights to any insurance proceeds for such damage or destruction and the Purchase Price being reduced by the amount of the Insurance Deficiency, if any.

         11.3 Repair Parameters. If any of the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and Buyer elects to have Pacific repair such damage, all repairs shall be: (a) completed at least fifteen (15) days prior to the Closing Date; (b) completed in a good and workmanlike manner, using materials, labors and finishes resulting in the completed repairs being of the same or better quality than immediately prior to the damage; and (c) subject to the reasonable approval of Buyer's engineers or contractors.

         11.4 Condemnation. If any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to the real property included in the Broadcasting Assets or any portion thereof, Pacific shall promptly notify Buyer thereof. If such condemnation applies to a Substantial Portion (hereinafter defined) of such real property, then Buyer shall have the option to: (a) terminate this Agreement; or (b) consummate the purchase of the Shares with Pacific assigning or delivering to Buyer the condemnation award or Pacific's right to collect such condemnation award and the Purchase Price being reduced by fifty-one percent (51%) of the amount, if any, that the lessor of (x) the diminution in value of such real property or (y) the cost of relocating to a new property (at which Pacific can perform substantially all of the functions performed at the condemned property prior to the condemnation) exceeds the amount of condemnation award (the "Condemnation Shortfall"). If such condemnation does not apply to a Substantial Portion of the real property included in the Broadcasting Assets, then Buyer shall consummate the purchase and Pacific shall assign or deliver to Buyer the condemnation award or Pacific's right to collect such condemnation award and the Purchase Price shall be reduced by the amount of the Condemnation Shortfall. Prior to the Closing, Pacific shall not agree to or accept any compromise or condemnation award without obtaining Buyer's written approval thereof. A Substantial Portion of the real property shall mean any portion of the real property the condemnation of which would render the balance of the real property not reasonably suitable for the operation by Pacific of a television station.

         11.5 Failure of Broadcast Transmission. Notwithstanding any provision of this Agreement to the contrary, in the event KOFY shall cease transmission of its television broadcast signal (other than to an insignificant portion of its normal viewing audience): (a) for a period of five consecutive days, Buyer shall have the right, by written notice to Pacific, to terminate this Agreement without further obligation to Pacific or Stockholders hereunder; or (b) on the scheduled Closing Date, the Closing shall not take place on the scheduled Closing Date and the Buyer shall have the right to terminate this Agreement, if such failure is not cured within two (2) days.

    12. Books and Records. Buyer shall be entitled to all records, including but not limited to, books of account, technical information and engineering data, programming information, employment records, customer lists and files, advertising records, FCC logs, asset history files, and other files, minute books, stock record books, documents and correspondence of Pacific relating to its and its Subsidiaries operation on or prior to the Closing Date as shall be reasonably necessary to the maintenance of the business affairs of Pacific after the Closing Date; provided, however, that for a period of six (6) years (or such longer period as may be required under Section 21.19.3, to the extent that the period for assessment of additional Taxes has been extended and does not expire until after such six (6) year period after the Closing Date), Buyer shall retain and make available for inspection by Stockholders and their representatives for any reasonable purpose all such records, books of account, files, documents and correspondence, and Buyer shall not dispose of, alter or destroy any such materials without giving sixty (60) days' prior written notice to Agent so that Stockholders may, at their expense, examine, make copies of, or take possession of such materials. Within five (5) days after the Closing, Stockholders shall deliver to Buyer in accordance with Buyer's instructions all documents relating to Pacific that are in the possession of Stockholders or any of their representatives, agents or Affiliates. For a period of six
(6) years after the Closing Date (or such longer period as may be required under Section 21.19.3, to the extent that the period for assessment of additional Taxes has been extended and does not expire until after such six
(6) year period after the Closing Date), Stockholders and their Affiliates shall give Buyer and its counsel and accountants reasonable access, during normal business hours and in accordance with mutually satisfactory prior arrangements, to such other records, books of account, files, documents and correspondence relating to Stockholders and their Affiliates prior to the Closing Date which Buyer may reasonably deem necessary to comply with applicable federal or state securities laws in connection with any financing the Buyer may be effecting.

    13. Possession and Control of KOFY. Notwithstanding any other provision of this Agreement, between the date of this Agreement and the Closing Date, Pacific shall retain ultimate control over the management and operations of KOFY. Neither title to the Broadcasting Assets, nor right to possession at KOFY shall, directly or indirectly, pass to Buyer until the Closing Date.

    14. Brokers. Stockholders and Pacific represent and warrant to Buyer that neither Stockholders, Pacific nor any of Pacific's Subsidiaries has engaged any broker, finder or consultant in connection with this Agreement or the transactions contemplated herein or any aspect hereof. Buyer represents and warrants to Stockholders that it has not engaged any broker, finder or consultant in connection with this Agreement or the transactions contemplated hereby other than H. Ben LaRue. The brokerage commission of H. Ben LaRue shall be paid by Buyer at Closing. Subject to the previous sentence, each party agrees to indemnify and hold the other parties harmless from any and all loss, cost, Liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party or any of its Affiliates. Notwithstanding any other provision of this Agreement, the representations, warranties and covenants contained in this Section 14 shall survive the Closing Date for two (2) years.

    15.  Survival; Indemnification.

         15.1 Survival. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect without limitation; provided, however, that any claim made with respect to the representations and warranties of: (a) Pacific and/or Stockholders contained in (i) Sections 4.3 (No Contravention; Consents), 4.6 (Condition of Assets), 4.7 (Licenses and Authorizations), 4.8 (Contracts), 4.9 (Franchises, Trademarks and Trade Names), 4.11 (Financial Statements; Liabilities), 4.12 (Litigation; Violations), 4.13 (Complaints),

4.14 (Reports), 4.15 (Miscellaneous), 4.16 (Affiliated and Recent Transactions), 4.20 (Cable Carriage), 4.21 (Offers to Purchase), 4.21 (Insurance), 5.3 (No Contravention; Consents) and 14 (Brokers) must be made within two (2) years from the Closing Date, (ii) Section 4.10 (Employee Agreements and Plans; ERISA), must be made within seven (7) years from the Closing Date; and Section 4.19 (Labor), must be made within four (4) years from the Closing Date; or (b) Buyer contained in Sections 6.3 (No Contravention), 6.4 (Litigation) and 14 (Brokers) must be made within two (2) years from the Closing Date. The several covenants and agreements of the parties contained in this Agreement (or in any document delivered in connection herewith) shall remain operative and in full force and effect without any time limitation, except as any such covenant or agreement shall be limited in duration by the express terms hereof.

         15.2 Stockholders' Indemnification - Breaches. Stockholders, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all loss, cost, Liability, Tax, damage and expenses (including reasonable legal and other expenses incident thereto) resulting from breach of Pacific or any Stockholder's representations, warranties, covenants or agreements (without reference to any

"materiality" limiting or qualifying contained therein) contained in this Agreement or any instruments delivered in connection herewith; provided, however, that any claim for a breach of a representation or warranty shall have been made prior to the expiration date thereof, if any, set forth in
Section 15.1 above.

         15.3 Stockholders' Indemnification - Liabilities.

              15.3.1 Generally. Stockholders, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all Liabilities (other than the Included Pacific Obligations), including any and all Excluded Pacific Liabilities, and any known or unknown, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable legal and other expenses incident thereto), resulting from causes of action or claims of any kind asserted prior to or after the Closing by third parties with respect to Pacific or its Affiliates or their operations at or prior to the Closing (excluding any and all claims and Liabilities arising or resulting from a breach of any of Buyer's agreements or warranties or from an inaccuracy in any of Buyer's representations hereunder).

              15.3.2    Taxes.

                   (a) Stockholders shall, jointly and severally, be liable for the payment or satisfaction of, and agree to indemnify and hold harmless Buyer against, any and all Taxes due and payable by Pacific, Buyer or any of their Affiliates (i) for any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent applicable to the portion of such period beginning before and ending on the Closing Date), including, without limitation, any Accrued Pacific Taxes, and (ii) for which Pacific is liable arising from or by reason of Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law for any taxable period ending on or prior to the Closing Date.

                   (b) For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be deemed to be payable for the portion of the period ending on or before the Closing Date shall (i) in the case of Taxes, other than Taxes based upon or related to income or receipts, be treated in accordance with Section 2.2 hereof, and (ii) in the case of Taxes paid based upon or related to income and receipts, be deemed equal to the amount of which would be payable if the taxable year ended on the close of the business on the Closing Date.

                   (c)  All payments made by Pacific pursuant to Section
15.3.2 of this Agreement shall be made free and clear of, and without reduction or withholding of, any Taxes. If any Taxes are payable in respect of any such payment, the amount of such payment shall be increased to the extent necessary to yield (after payment of all Taxes) the same amount that would have been received if no Taxes were payable in respect of the payment.

         15.4 Stockholders' Satisfaction of Retained Liabilities.  Subject to
Section 8.1.17, Stockholders, jointly and severally, agree to discharge all contingent Excluded Pacific Liabilities as the same become due and payable and to satisfy all Liabilities and other obligations of Pacific assumed by Stockholder Co.

         15.5 Buyer's Indemnification. Buyer agrees to indemnify, defend and hold Stockholders harmless from and against:

              15.5.1 Breach. Any and all loss, cost, Liability, damage and expense (including reasonable legal and other expenses incident thereto) resulting from Buyer's breach of any of its representations, warranties, covenants or agreements under this Agreement or any instrument delivered in connection herewith;

provided, however, that any such claim, for breach of a representation or warranty shall have been made prior to the expiration date thereof, if any, set forth in Section 15.1 above; and

              15.5.2 Liabilities. Any Included Pacific Obligations and any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses (including reasonable legal and other expenses incident thereto), resulting from causes of action or claims of any kind asserted by unrelated third parties arising with respect to the operations of Pacific after the Closing (excluding any and all such Liabilities arising or resulting from a breach of any agreements or warranties or an inaccuracy of any of Pacific's representations hereunder).

         15.6 Limitation of Obligation. Notwithstanding anything to the contrary in Section 15.2 above, Stockholders shall not be obligated to make any payments under Section 15.2 above with respect to a breach of a representation or warranty unless the aggregate amounts of all claims made thereunder equals or exceeds $50,000, and in such event payments shall be made from dollar one. Neither Buyer on the one hand, nor Stockholders and Pacific on the other hand, shall have aggregate liability in excess of $5 million under this Agreement and/or the Put Purchase Agreement, if the Closing does not occur, for any breach thereof.

         15.7 Indemnification Claim. Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly give written notice ("Notice of Claim") of such claim or demand to the party or parties it is seeking indemnification from ("Indemnitor"). Indemnitee shall furnish to the Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).
Subject to the limitations set forth in Section 15.1 hereof, no failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have materially adversely affected Indemnitor's ability to defend against, settle or satisfy any Liability, damage, loss, claim or demand for which Indemnitee is entitled to indemnification hereunder.

         15.8 Notice of Claim. If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 15.8 hereof is a claim or demand asserted by a third party, Indemnitor shall have fifteen (15) days after the Date of Notice of Claim to notify Indemnitee in writing of its election to defend such third party claim or demand on behalf of the Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and his agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnitor in the defense of, such third party claim or demand, and so long as Indemnitor is defending such third party claim in good faith, Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that Indemnitee reasonably determines that representation by counsel to Indemnitor of both Indemnitor and Indemnitee may present such counsel with a conflict of interest, or where non-monetary relief is being sought against Indemnitee by a third party, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Indemnitor will pay the fees and disbursements of such counsel; provided, however, that Indemnitor shall not be required to pay the fees and disbursements of more than one separate law firm for all Indemnitees in any jurisdiction in any single action or proceeding. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (i) Indemnitee shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Section 15.

         15.9 Indemnitor's Obligations. Except for third party claims being defended in good faith, Indemnitor shall satisfy its obligations hereunder in cash within thirty (30) days after the Date of Notice of Claim.

         15.10 Date of Notice of Claim. The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to
Section 21.6 of this Agreement.

         15.11 Consent of Indemnitee. No claim giving rise to a Notice of Claim shall be compromised or settled except with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

    16. Hart-Scott-Rodino Filings. Within 30 days' of the execution of this Agreement, each party shall make or caused to be made any and all filings which are required under HSRA with respect to the transactions contemplated by this Agreement, the filing fees for which shall be borne equally by the Pacific and the Buyer, and shall cooperate in the taking of all steps that are necessary, proper or desirable to expedite the preparation and filing of such notification and the furnishing of all information required in connection therewith.
                                      -123-

    17.  Environmental Assessment.

         17.1 Phase I. Promptly following the execution of this Agreement, if requested by Buyer, Pacific agrees to order a "Phase I Environmental Site Assessment with shallow soil samples" (as defined below), and an assessment of the buildings for asbestos and lead-based paint (collectively, the "Study") of any Relevant Property through an environmental consultant acceptable to Buyer (the "Engineer"). The Study will be addressed to Pacific and Buyer, the cost of which shall be borne by Buyer. If the Study reveals information which in the reasonable judgment of Buyer warrants a further investigation (a "Follow on Study"), Buyer shall have the right to request Pacific to order a Follow on Study as to such aspects of the Relevant Property warranting further investigation and/or the estimated cost of remediation as Buyer may reasonably request, and Pacific shall order such Follow on Study, the cost of which shall be borne by Buyer.

         17.2 Environmental Hazard. If the Study and/or the Follow on Study reveals (a) a condition that violates any laws relating to the Environment and that under such laws, is required to be corrected or remediated, (b) the potential for any Claim(s) ((a) and (b) are each referred to herein as an "Environmental Hazard"), Pacific shall be obligated to pay the cost of correction or remediation of the Environmental Hazard (the "Remediation Cost") up to an amount not to exceed $100,000. If the Remediation Cost exceeds $100,000 Pacific may elect not to pay the Remediation Cost, in which event Buyer shall have the right to terminate this Agreement. To the extent that Pacific is obligated to bear the cost of the remediation of any Environmental Hazard, Pacific will pay all such amounts in cash, prior to Closing, failing which the Purchase Price shall be reduced at Closing, by fifty-one percent (51%) of the amount not paid by Pacific prior to Closing.

         17.3 Engineer's Findings. The term "Phase I Environmental Assessment with shallow soil samples" shall mean an investigation of the Relevant Property conducted by the Engineer in accordance with the proposal therefor attached hereto as a part of Schedule 17. If any shallow soil samples are taken by the Engineer, such samples shall not be taken through any paving or asphalt.

    18.  Termination.  This Agreement may be terminated:

         18.1 Termination.

              18.1.1 Buyer. Subject to Section 21.1, by Buyer if the Closing shall not have occurred on or prior to July 1, 1998 (other than as a result of the failure by Buyer to fully comply with its obligations under this Agreement or the Put Purchase Agreement);

              18.1.2 Pacific. Subject to Section 21.1, by Pacific if the Closing shall not have occurred on or prior to July 1, 1998 (other than as a result of the failure by Pacific or any Stockholder or any other owner of Pacific FM shares to fully comply with its obligations under this Agreement or the Put Purchase Agreement);

              18.1.3 Mutual Consent. By mutual consent of Buyer and Pacific, which consent may be withheld at the absolute discretion of each such party;

              18.1.4 By Pacific Upon Breach. Subject to Section 21.1, by Pacific if: (a) Buyer is in material breach of this Agreement; and (b) neither Pacific nor any of the Stockholders or any other owner of Pacific FM shares is then in material breach of this Agreement or the Put Purchase Agreement.

              18.1.5    By Buyer Upon Breach.  Subject to Section 21.1, by
Buyer: if (a) Pacific or any Stockholder or any other owner of Pacific FM shares is in material breach of this Agreement or the Put Purchase Agreement; and (b) Buyer is not then in material breach of this Agreement or the Put Purchase Agreement;

              18.1.6 Pacific or Buyer. Subject to Section 21.1, by Pacific or by Buyer if, at or before the Closing, any condition set forth herein for the benefit of the party seeking termination, shall not have been timely met and cannot be met by the non-termination parties thereto or their permitted assigns on or before the Closing Date and has not been waived; or

              18.1.7    Other.  As otherwise provided herein.

         18.2 Effects of Termination.

              18.2.1 Survival. The provisions of Sections 15, 20.1, 20.2 and 21.2 shall survive any termination of this Agreement.

              18.2.2 Event of Termination. In the event of the termination of this Agreement either Pacific or Buyer shall be entitled to receive the Deposit, as provided in the Escrow Agreement.

              18.2.3 Instructions to Escrow Agent. The parties agree that upon termination of this Agreement, they will, within two business days of any such termination, instruct the Escrow Agent to disburse the Deposit in a manner consistent with Section 18.2.2 above.

    19. Security Deposit. Concurrently with the execution of this Agreement, Buyer has deposited in escrow a cash security deposit of $5,000,000, which deposit shall be governed by the terms and conditions of the Escrow Agreement, dated the date hereof, among Citibank, N.A., as Escrow Agent, Buyer, Pacific and Stockholders, a copy of which is attached hereto as Exhibit F (the "Deposit Escrow Agreement"). Notwithstanding anything to the contrary contained herein, recourse against Buyer for any breach of this Agreement and/or the Put Purchase Agreement shall be limited to the Deposit.

    20.  Confidentiality.

         20.1 Stockholders Confidentiality. Pacific, Stockholders and their respective Affiliates shall at all times from the date hereof until three (3) years after the Closing Date, maintain confidential and not use for any purpose other than the operation of KOFY, any information relating to KOFY (other than information in the public domain not as the result of a breach of this Agreement), its business and operations except: (a) for disclosure to authorized representatives of Buyer; (b) as necessary to the performance of this Agreement; (c) as authorized in writing by the Buyer; or (d) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (d), the disclosing Person shall have given prior written notice thereof to Buyer and provided Buyer with the opportunity to contest such disclosure at the Buyer's expense.

         20.2 Buyer Confidentiality. Prior to the earlier of: (a) three (3) years from the date hereof; and (b) the Closing, Buyer shall keep and shall cause its Affiliates and agents (collectively, "Buyer's Representatives") to keep all information with respect to Pacific and/or KOFY obtained in connection with the negotiation and performance of this Agreement (other than information in the public domain not as the result of a breach of this Agreement), as confidential and shall not disclose, and shall cause Buyer's Representatives not to disclose, such information to any third party (other than Buyer's financing sources or potential financing sources or as may be required in connection with any financing) without Pacific's express prior written consent, except: (w) for disclosure to authorized representatives of Pacific; (x) as necessary to the performance of this Agreement; (y) as authorized in writing by Pacific; or (z) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (z), the disclosing Person shall have given prior written notice thereof to Pacific and provided Pacific with the opportunity to contest such disclosure at Pacific's expense.

If the transactions contemplated by this Agreement are not consummated, Buyer will return to Pacific all confidential information obtained from Pacific by Buyer or Buyer's Representatives. Buyer shall advise any third party to whom disclosure of confidential information is made hereunder of the confidential nature of such information and shall request that the confidentiality of such information be preserved.

         20.3 Specific Performance. Notwithstanding Section 18.2.2, the parties hereby acknowledge that the damages the other parties would sustain in the event of any violation of the provisions of this Section 20 are difficult or impossible to ascertain. Accordingly, the parties hereby agree that each party shall be entitled, in addition to any other remedy or damages available to it in the event of any such violation, to injunctive relief to restrain such violation by any other party or any Person intended to be subject to the restriction contained herein which may be acting for or with such other party or such other Person.

    21.  Miscellaneous.

         21.1 Grace Period.

              21.1.1 Default Grace Period. Notwithstanding any other provision of this Agreement, if a default by any party hereto can be cured or a condition satisfied within fifteen (15) business days after the time initially fixed for Closing as set forth herein, then the Closing Date shall be extended for the period (not to exceed fifteen (15) business days) required for such party to make such cure or satisfaction; provided that such default does not, and would not reasonably be expected to, have a material adverse effect on KOFY, the Broadcasting Assets or Buyer. If such cure or satisfaction cannot be, or is not, completed within fifteen (15) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement.

              21.1.2 Final Order Grace Period. Notwithstanding anything to the contrary contained herein, in the event that the FCC Consent shall have been obtained but the FCC Consent shall not have become a Final Order on or prior to July 1, 1998, then the date of July 1, 1998 shall be extended by forty-five (45) days.

         21.2 Costs, Expenses, Etc. Except as provided elsewhere herein each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The payment of all sales, use, transfer or similar Taxes, documentation stamps, or other charges imposed by any and all Governmental Authorities (including any income or gain

Taxes and Accrued Pacific Taxes) with respect to the transfer of title to Pacific's assets, including the Excluded Pacific Assets, hereunder and the other transactions anticipated hereby shall be borne by Stockholders. All recording costs and fees incurred in connection with the clearing and removing any liens and Encumbrances including costs incurred so as to permit Stockholders to convey good and marketable title to the Shares free and clear of all Encumbrances, shall be the responsibility of Stockholders.

         21.3 Further Assurances. Each party shall, from time to time, upon the request of another party, execute, acknowledge and deliver to the other party such other documents or instruments, and take any and all actions as are reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement.

         21.4 Notice of Proceedings. Each party will promptly and in any case within five (5) business days notify the other parties in writing upon becoming aware of any labor organization drive or any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         21.5 Bulk Sales Law. Buyer waives compliance by Pacific with the provisions of bulk sales and similar laws applicable to this transaction, if any; provided, however, that any loss, liability, obligation or cost suffered by Buyer or Pacific as a result of the failure by Pacific or its Subsidiaries to comply therewith shall be borne by Stockholders and that Stockholders shall indemnify Buyer and hold Buyer harmless therefrom.

         21.6 Notices. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing (including telexes, telecopies, facsimile transmissions and similar writings) and shall be effective when transmitted and confirmation of receipt is obtained for telexes, telecopies, facsimile transmissions and similar writings; when delivered personally; one day after sent by recognized overnight courier; and five days after sent by mail, first class, postage prepaid, registered mail, return receipt requested; in each case to the following address or telephone number, as applicable:

    If to Pacific to:   Pacific FM Incorporated
                        2500 Marin Street
                        San Francisco, California 94124

                   Attn:  Mr. James J. Gabbert,
                          President
                   Telephone:  (415) 821-2020
                   Telecopier: (415) 641-1165

with copies to:    Douglas P. Ferguson, Esq.
                   591 Redwood Highway  Suite 3250
                   Mill Valley, California 94941
                   Telephone:  (415) 381-5260
                   Telecopier: (415) 381-5263

                   Gregg P. Skall, Esq.
                   Pepper & Corazzini
                   1776 K Street, N.W.
                   Washington, D.C. 20006
                   Telephone:  (202) 296-0600
                   Telecopier: (202) 296-5572


If to
Stockholders:      James J. Gabbert
                   2500 Marin Street
                   San Francisco, California 94124
                   Telephone:  (415) 821-2020
                   Telecopier: (415) 641-1163

With copies to:    Michael P. Lincoln
                   2500 Marin Street
                   San Francisco, California 94124
                   Telephone:  (415) 821-2020
                   Telecopier: (415) 641-1163


If to Agent:       James J. Gabbert
                   2500 Marin Street
                   San Francisco, California 94124
                   Telephone:  (415) 821-2020
                   Telecopier: (415) 641-1163


If to Buyer:       Granite Broadcasting Corporation
                   767 Third Avenue
                   34th Floor
                   New York, New York 10017
                   Attn: Mr. W. Don Cornwell, Chairman
                           and Chief Executive Officer
                   Telephone:  (212) 826-2530
                   Telecopier: (212) 826-2858

with copies to:    Akin, Gump, Strauss, Hauer
                     & Feld, L.L.P.
                   1333 New Hampshire Avenue, N.W.
                   Suite 400
                   Washington, D.C. 20036
                   Attn:  Russell W. Parks, Jr., P.C.
                   Telephone:  (202) 887-4092
                   Telecopier: (202) 887-4288

or at such other address as either party shall specify by notice to the other.

         21.7 Headings and Entire Agreement; Amendment. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or changed orally, and no provision hereof may be waived, except only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

         21.8 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         21.9 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other party which may be withheld for any reason; provided, however, that Buyer may assign this Agreement, in whole or in part, to any direct or indirect wholly owned subsidiary of Buyer provided such assignment shall not relieve Buyer of its obligations under this Agreement and such assignment application does not cause a material delay in obtaining the FCC Consent.

         21.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

         21.11 Exhibits, Schedules and Attachments. The Exhibits, Schedules and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control.

         21.12 Rights Cumulative. Except as set forth herein, all rights, powers and remedies herein given to the parties hereto are cumulative and not alternative, and are in addition to all statutes or rules of law.

         21.13 Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties irrevocably consent to the exclusive jurisdiction of the courts of California to resolve any dispute related to this Agreement, and also to the convenience of the United States

District Court for the Northern District of, California, to resolve any such dispute.

         21.14 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

         21.15 Third Party Rights. Nothing in this Agreement (including the Schedules, Exhibits and other attachments hereto, or any ancillary agreement, instrument or document contemplated hereby or relating hereto) shall be deemed to create any right with respect to any Person or property not a party to this Agreement.

         21.16 Press Releases. Except as otherwise required by law, Buyer and Pacific shall: (a) prior to its issuance of any press release relating to the transactions contemplated by this Agreement, submit to and consult with the other party with respect to such press release; and (b) use its best efforts to characterize the other party, in any other public statements made by the party making such statement about the other party, on substantially the same basis as in any press release made by the party making such statement. No other party or Affiliate of any party shall be permitted to issue a press release relating to the transactions contemplated hereby.

         21.17 Specific Performance. Pacific and Stockholders hereby agree that Buyer shall be entitled, in addition to any other remedies or damages available to Buyer in the event of any breach of this Agreement by Pacific or any Stockholder, to specific performance of the obligations of Pacific and such Stockholder under this Agreement.

         21.18 Right to Payments. If any party (the "Initial Recipient") hereto receives any payments, another party (the "Proper Recipient") is entitled to hereunder, the Initial Recipient shall promptly notify the Proper Recipient of receipt of, and within ten (10) business days transfer to the Proper Recipient, such payments.

    21.19     Certain Tax Matters.

              21.19.1 Tax Periods Beginning on or Before the Closing Date. Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for Pacific and its Subsidiaries for all periods beginning on or prior to the Closing Date which are filed after the Closing Date, other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Stockholders will include the operations of Pacific and its Subsidiaries. Buyer shall permit Agent to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Agent, provided such adjustments do not have a material adverse effect on Pacific or Buyer in periods after the Closing Date. Stockholders shall reimburse Buyer for Taxes of Pacific and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer or Pacific and its Subsidiaries of such Taxes to the extent such Taxes were not paid by Pacific on or before the Closing Date or by Stockholders

               21.19.2 Refunds and Tax Benefits. Any refunds of Taxes that are received by Buyer or Pacific, and the amounts credited against Taxes to which Buyer or Pacific become entitled, that relate to periods or portions thereof ending on or before the Closing Date shall be for the account of Stockholders, and Buyer shall pay over to Agent such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto, net of any expenses incurred by Buyer or Pacific after the Closing Date attributable to obtaining such refund or credit.

              21.19.3   Cooperation on Tax Matters.

                    (a) Buyer, Pacific and its Subsidiaries and Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this section
21.19 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Pacific and its Subsidiaries and Stockholders agree (i) to retain all books and records with respect to Tax matters pertinent to Pacific and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Agent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Pacific and its Subsidiaries or Stockholders, as the case may be, shall allow the other party to take possession of such books and records. The party requesting such information shall pay the reasonable external costs of the party providing the requested information.

                   (b) Buyer and Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Taxes that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                   (c) Buyer and Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

              21.19.4 Tax Audits. Except as otherwise provided herein, Buyer shall after the Closing be responsible for and shall have the right to control any audit concerning any matters relating to Taxes of Pacific for all periods ("Tax Audit"). Buyer shall promptly notify Agent in writing of the commencement of any audit or proposed adjustment to the Taxes of Pacific for any pre-Closing period, which shall be deemed to be a Notice of Claim under
Section 15.7 hereof. Sections 15.7 - 15.11 shall apply with respect to Stockholders' indemnification of such Taxes, provided that an increase in Pacific's Taxes in a post-Closing period attributable to a pre-Closing adjustment in any Tax Audit or adjustment shall be considered reasonable grounds for Buyer or Pacific to withhold its consent to the proposed adjustment if it is not indemnified for the present value of such increase in Taxes.

              21.19.5 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving Pacific and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Pacific and its Subsidiaries shall not be bound thereby or have any Liability thereunder.

               21.19.6 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Stockholders when due, and Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         21.20     Agent.

                   21.20.1 Designation. For purposes of this Agreement, the "Agent" shall be James J. Gabbert and, if he shall be unable to act as Agent, the Agent shall be Michael P. Lincoln, and, if he shall be unable to act as Agent, Michael P. Lincoln shall appoint a successor Agent to act thereafter as the Agent. James J. Gabbert agrees to act as the Agent and Michael P. Lincoln agrees, if necessary, to act as the successor Agent, in accordance with the terms of this Agreement and the Escrow Agreement. In order to become the Agent, any designated successor Agent must sign this Agreement and the Escrow Agreement, as Agent. If Michael P. Lincoln shall fail to appoint a successor Agent or does not notify Buyer of the name of such successor within ten days after being requested to do so by Buyer, then Buyer shall select a successor Agent and such choice shall be binding upon each of the

Stockholders; provided, that any Agent selected by Buyer may be replaced by Stockholders.

              21.20.2 Power of Attorney. The Stockholders hereby irrevocably constitute and appoint the Agent, acting alone, as their true and lawful attorney to perform on their behalf all acts which by the provisions of this Agreement and the documents to be executed in connection herewith that are to be performed by them; to execute and give and receive on their behalf all notices, requests, consents, releases, indemnities, amendments, demands and other communications to them hereunder; to receive the Purchase Price on behalf of each such Stockholder; to delegate to any Persons in writing all or any of such Agent's power and authority hereunder in the event of absence or incapacity to act; and generally to act for each Stockholder and on each such Stockholder's behalf in all matters connected with this Agreement as fully and with the same force and effect as each such Stockholder might act in person. This power of attorney is deemed to be coupled with an interest, shall be irrevocable and shall not be affected by the subsequent death, disability or incompetence of any of the Stockholders.

              21.20.3 Fees; Liability. The Agent shall act, without compensation, on behalf of the Stockholders, and the Agent shall not be liable to any Stockholder for any action taken in good faith on behalf of such Stockholder.

              21.20.4 Buyer Reliance. By execution hereof by the Stockholders, they as Agent, agree to accept disbursements under this Agreement or documents executed in connection herewith on behalf of the Stockholders and to promptly disburse to the Stockholders who have executed this Agreement their pro rata portion thereof. Buyer shall be entitled to rely on the full power and authority of the Agent to act hereunder and under any Exhibit or Schedule hereto on behalf of the Stockholders, and shall not be liable in any way whatsoever for any action it takes or omits to take in reliance upon such power and authority. The Stockholders shall look solely to the Agent for payment to them of their pro rata share of any amounts payable to the Stockholders pursuant to this Agreement and they shall have no recourse against Buyer or any of its Affiliates or agents for payment thereof; provided, however, that this sentence shall in no way limit the Agent's power to enforce the Stockholders' rights hereunder.

         21.21 Concurrent Closing. Notwithstanding anything to the contrary contained herein, Buyer's obligation to close the Transactions contemplated by this Agreement, is conditioned on the simultaneous closing of the transactions contemplated by the Put Option and the Put Purchase Agreement.

    IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

                                       GRANITE BROADCASTING CORPORATION



                                       By:  /s/ W. Don Cornwell
                                       _______________________________________
                                       W. Don Cornwell, Chairman and
                                       Chief Executive Officer


                                       PACIFIC FM INCORPORATED



                                       By:  /s/
                                       _______________________________________
                                       Name:
                                       Title:



                                       /s/ James J. Gabbert
                                       _______________________________________
                                       James J. Gabbert



                                       /s/ Michael P. Lincoln
                                       _______________________________________
                                       Michael P. Lincoln



                                      -148-